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                                                                 EXHIBIT 10.24

                          MASTER LICENSING AGREEMENT

                                By and between

                                 Macola, Inc.
                                      and
                                 InsynQ, Inc.

This Agreement is entered into as of this 19th day of May, 2000 (the "Effective Date") by and between Macola, Inc. ("Macola"), an Ohio corporation, having its principal place of business 333 E. Center Street, Marion, OH 43302 and InsynQ, Inc. ("InsynQ"), a Washington corporation, having its principal place of business at 1101 Broadway, Tacoma, WA 98402.

     RECITALS

A. WHEREAS, InsynQ has developed and distributes proprietary internet utility and application service provider services ('Services') that enable, among other things, application hosting over the Internet;

B. WHEREAS, Macola wishes to obtain a nonexclusive license to market and promote such Services on the terms and conditions set forth herein, and InsynQ wishes to nonexclusively license the marketing and promotion of such Services to Macola on such terms and conditions;

C. WHEREAS, Macola desires to nonexclusively license InsynQ to host certain of Macola's proprietary Macola(R) Progression Series enterprise resource planning and other software products and to permit InsynQ to provide Services, as more fully defined herein, with respect to those software products to designated licensees thereof, all on the terms and conditions set forth herein, and InsynQ desires to obtain such a nonexclusive license on such terms and condition;

NOW THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

1.   DEFINITIONS.

1.1 "Affiliate" means any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, Macola. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, through membership, by contract or otherwise.

1.2 "Application Hosting Services" means the process of installing software on a server located in InsynQ's data center and providing ongoing outsourced Services on a subscription basis including, but not limited to, permitting a Macola Customer to remotely access and use Macola Products and other Applications hosted by InsynQ and providing related data back-up, application delivery and data storage.

1.3 "Applications" means those applications offered by InsynQ set forth on Exhibit A, as amended from time to time by InsynQ by written notice to Macola.

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1:4  "Macola Products" means all versions of the Macola(R) Progression Series enterprise resource planning software products which are listed on Exhibit B attached hereto, as amended from time to time, and incorporated herein by reference, and such other products developed, manufactured and distributed by Macola as listed on Exhibit B.

1.4 "Macola Resellers" means entities which are duly qualified distributors, resellers or marketers of the Macola Products in good standing.

1.5 "Macola Business Partners" means all Affiliates, Macola Resellers and other third parties appointed by Macola to exercise any of the rights granted to Macola hereunder to market and promote the Services.

1.6 "Macola Users" means all licensees and sublicensees of the Macola Products, now or hereafter existing during the Term hereof, who are authorized by their license with Macola or a Macola Reseller to remotely access and use the Macola Products via InsynQ's Application Hosting Services.

1.7 "Macola Prospects" means all prospective licensees and sublicensees of the Macola Products, together with any and all customers other than Macola Users which purchase any Application Hosting Services from InsynQ as a result of the marketing and promotional efforts of Macola or any Sub-Marketer.

1.8  "Macola Customers" means all Macola Users and Macola Prospects.

1.9 "Trademarks" means the trademarks, service marks, logos and trade names used by InsynQ in connection with the Services and Documentation which are provided by InsynQ to Macola from time to time.

2.   LICENSE GRANTS.

2.1 License. InsynQ hereby appoints Macola and Macola hereby accepts appointment to serve as InsynQ's representative for marketing and promoting the Application Hosting Services to Macola Customers during the Term of this Agreement (as hereinafter defined). In connection therewith, but subject to the terms and conditions of this Agreement, InsynQ hereby grants Macola a non-exclusive, non-transferable, worldwide license to promote and market Application Hosting Services, for either or both of Macola Products or Applications, to Macola Customers. Macola shall have no right to license or distribute the Application Hosting Services, and all transactions resulting from Macola's marketing and promotional efforts shall be entered into directly between the Macola Customer and InsynQ.

2.2 Terms. All marketing and promotion by Macola of the Application Hosting Services shall be solely only in accordance with the Application Hosting Services price list established by InsynQ and provided to Macola (as amended from time to time), and will be consistent with InsynQ's standard Application Hosting Agreement, attached hereto as Exhibit F. All Application Hosting Services for Macola Products will be provided solely to Macola Users as identified to InsynQ by Macola, and the rights of Macola Users to access and use Macola Products will be solely as set forth in the applicable Macola license or sublicense agreement.

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2.3  Orders. All orders resulting from Macola's or its Sub-Marketers' (as defined in Section 2.4 below) marketing or promotion of the Application Hosting Services shall be submitted to InsynQ in accordance with the provisions of Exhibit G attached hereto and made a part hereof.

2.4  Distribution.

(a) Macola may appoint any one or more Macola Business Partners as sub-marketers ("Sub-Marketer") of the Application Hosting Services, to exercise any one or more of the rights granted Macola in Section 2.1 above, but subject in any event to the terms and conditions of this Agreement. All Macola Resellers appointed as Sub-Marketers shall have first signed an approved Macola Reseller Agreement substantially in the form attached hereto as Exhibit D. All Macola Business Partners appointed as Sub-Marketers other than Macola Resellers shall have first signed an agreement with Macola ("Sub-Marketer Agreement") containing at a minimum provisions at least as protective of InsynQ and not materially less restrictive than those as set forth in this Agreement.

(b) Macola will use its best efforts to ensure that all Sub-Marketers abide by the terms of their Reseller Agreements or Sub-Marketer Agreements, as the case may be, and, upon request by InsynQ, shall keep InsynQ apprised of its activities to enforce such terms with particular Sub-Marketers with regard to the marketing and promotion of the Application Hosting Services. In addition, Macola shall take all reasonable steps to ensure that InsynQ shall have the right to enforce Sub-Marketer Agreements as an intended beneficiary.

2.5 Documentation. In addition to the rights granted to Macola to reproduce the Services pursuant to Section 2.1 above, and subject to the terms and conditions of this Agreement, InsynQ hereby grants to Macola the right to reproduce and distribute the documentation produced by InsynQ including but not limited any InsynQ service level agreements, marketing collateral, connectivity guidelines and/or rates provided by InsynQ to Macola or otherwise made available to Macola (the "Documentation"), in whole or in part, in connection with its marketing and promotion of the Application Hosting Services.

2.6 License to Host. Exhibit H, attached hereto and made a part hereof, sets forth the terms and conditions on which Macola will grant to InsynQ certain nonexclusive rights to market and promote the Macola Products, and to host the Macola Products for access and use by Macola Users.

2.7 No Other Grant. Except as expressly provided herein, InsynQ does not grant to Macola, and Macola does not grant to InsynQ, any right or license, express or implied.

3.   MACOLA'S OBLIGATIONS.

3.1 Promotion of the Application Hosting Services. Macola shall use reasonable commercial efforts to market and promote the Application Hosting Services by marketing said Services through its direct sales force and, if deemed appropriate and proper by Macola through Sub-Marketers, to Macola Customers interested in utilizing the Macola Products in an outsourced environment.

3.2 Advertising. Macola shall not make any representations or warranties with respect to the Application Hosting Services provided by InsynQ that are inconsistent with the descriptions and


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warranties contained in the Documentation and shall not make any representations or warranties on InsynQ's behalf.

3.3 Sales Personnel. Macola shall equip its sales force with adequate training, marketing, sales and technical literature as determined by Macola's reasonable judgment, and Macola agrees to maintain at all times a competent, qualified sales and support staff for services in accordance with Macola's guidelines and needs.

3.4 Press Release. Neither party shall have the right to issue any press release concerning this Agreement without the other party's prior approval. The parties shall, however, cooperate so that each party may issue such a press release.

3.5 Compliance with Law. Macola shall comply with all laws and regulations applicable to Macola's performance hereunder and the marketing and promotion of the Application Hosting Services or the marketing, promotion or distribution of the Macola Products hereunder. Without limiting the generality of the foregoing, Macola (a) shall not market or promote the Application Hosting Services in any country where such distribution would be unlawful (provided that InsynQ shall notify Macola in the event InsynQ becomes aware that the Application Hosting Services are unlawful in any specific country); and (b) shall comply with all Department of Commerce and other United States exports controls regarding the license and delivery of technology and Macola Products abroad including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, Bureau of Export Administration.

4.   COMPENSATION.

4.1 Fees. InsynQ shall pay Macola the amounts set forth on Exhibit C attached hereto and incorporated herein by reference pursuant to the schedule set forth therein.

4.2 Late Fee. InsynQ shall pay Macola a late charge on outstanding amounts due equal to one and one half (1 1/2) percent per month or the maximum amount allowed by law, whichever is less.

4.3 Payment in United States Currency. All payments shall be made in United States Dollars, free of any withholding tax and of any currency control or other restrictions to Macola at the address indicated by Macola to InsynQ.

4.4 Payment Schedule. All payments for InsynQ services shall be due a payable by the 15th day of each month following the month in which the actual services were contracted.

4.5 Nonrefundable. Subject to Macola's substantial performance of its obligations as set forth in this Agreement, all amounts received by Macola hereunder shall be nonrefundable.

4.6 Royalty report. InsynQ will provide a monthly written report, in substantially the same format as shown in Exhibit E, with respect to all Macola Customers who are users of the Application Hosting Services for the previous month, which shall be included with the payments as required by this Section 4.

4.7 Taxes. The fees payable to Macola are exclusive of any federal, state, municipal, value-added, foreign withholding or other governmental taxes, duties, fees, excises, or tariffs now or

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hereafter imposed on the such fees or the Application Hosting Services or this
Agreement, exclusive, in any event, of taxes assessed on the net income of Macola or on its net worth. InsynQ shall be responsible for, and if necessary reimburse, Macola for all such taxes, duties, fees, excises, or tariffs, except for governmental or local taxes imposed on Macola's corporate net income or on its net worth.

4.8 Audit. InsynQ shall keep such books and records as are required to document payments due to Macola under this Agreement with respect to amounts due under this Section 4. During the Term of this Agreement and for a period of eighteen
(18) months thereafter, Macola may examine such books and records, provided such examination will not occur more than twice in any twelve (12) month period. Such examinations will be carried out only during normal business hours with ten (10) days advance written notice of intention to examine and audit.

5.   InsynQ'S OBLIGATIONS.

5.1 Closing of Leads. InsynQ shall use its diligent good faith efforts to enter into an Application Hosting Agreement or other similar agreement for the Application Hosting Services with each lead identified by Macola or its Sub-Marketers, and will, when requested by Macola, participate in presentations to Macola Customers and in the preparation of responses to Requests for Proposal and Requests for Information submitted to Macola which requests solicit information or a proposal with respect to Application Hosting Services or the like.

5.2 Updates to Information. InsynQ will advise Macola of all changes in the Application Hosting Services, the Applications, or in the data center which supports the Application Hosting Services, as well as all new or revised information marketing information concerning the same.

5.3 No Warranties. In its dealings with Macola Customers, InsynQ shall make no representation or statement concerning the quality, performance or other characteristics of the Macola Products other than those which are consistent in all respects with, and do not expand the scope of, any statements made by Macola in Macola's standard marketing and promotional materials, Macola's then current standard license agreements or as otherwise approved by Macola in a writing addressed to InsynQ which expressly refers to this Section 5.3.

5.4 Uptime. InsynQ warrants that it shall maintain the following service levels with respect to Macola Customers which purchase Application Hosting Services ("AHS Customers"): InsynQ's systems will be operational such that AHS Customers have the ability to access the Applications and Macola Products, as applicable, a minimum of 97% of the time InsynQ has contractually agreed with Macola that access will be available. In the event that InsynQ is unable to meet the guaranteed 97% service level agreement, Macola shall be compensated as follows:
The aforementioned up-time, does not include telecommunications lines, or their ancillary components at the customer's site.

     97% + uptime     0% discount
     90% - 96.99%     7% discount off impacted customer's service fees
     80% - 89.99%    17% discount off impacted customer's service fees
     Reduced by an equal ratio 50% down time equals 50% discount off impacted customer's service fees. [

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5.5   Training Fees. During the term of this Agreement, InsynQ shall provide an initial one-day sales training to the existing Macola sales team free of charge at Macola corporate headquarters. Subsequent sales trainings will be charged at the rate of $1,000 per day and all related travel expenses at a location centrally agreed upon by both parties. InsynQ will also provide a one day technical administration training class to Macola and Sub-Marketers in Sacramento, California in late May or June, 2000 free of charge. Subsequent technical trainings will be charged at the rate of $1,000 per day and all related travel expenses at a location centrally agreed upon by both parties

5.6   Maintenance and Support.

(a) Application Hosting Services in General. InsynQ shall provide maintenance and technical support to Macola, Licensee's and End Users during InsynQ's regular business hours (7 am to 7 pm, Pacific time) with on-call pager service starting at 6 am Pacific time. All support shall be provided in English from InsynQ's offices, via a 1-800 telephone line unless otherwise agreed in advance in writing. InsynQ shall make best efforts to respond to a customer's "system down" within two hours from the time that InsynQ is aware of such "system down". Macola may make requests for support by telephone, pager, fax, e-mail or any other reasonable means. InsynQ's obligation to provide support under this
Section 5.3 shall extend solely to requests for support received from Macola, Licensee's and End Users. InsynQ shall designate appropriate engineering and technically support staff that shall be available to assist Macola, Licensee's and End Users in resolving any maintenance and technical support problems. Support shall include a designated representative to act as a liaison between InsynQ and Macola.

(b) Macola Products. InsynQ shall be solely responsible for providing Level 1 support defined as taking the Macola User's, Sub-Marketer's or Macola's first call and identifying whether the incident is an application problem specifically or a InsynQ service incident. InsynQ shall have no obligation to furnish any assistance, information or documentation with respect to the Macola Products, and InsynQ shall refer any customer service questions relating to such to Macola.

5.7 Compliance with Law. InsynQ shall comply with all laws and regulations applicable to InsynQ's performance hereunder and the provision of the Application Hosting Services to Macola Customers. Without limiting the generality of the foregoing, InsynQ shall comply with all Department of Commerce and other United States exports controls regarding the license and delivery of technology other than the Macola Products abroad including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, Bureau of Export Administration.

6.0   INTELLECTUAL PROPERTY

6.1   Trademark Use.

(a) Use. During the term of this Agreement, Macola may and without obligation use and reproduce the Trademarks, including but not limited to InsynQ, Inc.(TM), InterlynQ Server(TM), IdesQ Appliance(TM), and additional products as developed, in connection with Macola's marketing, advertising, promotion, and distribution of the Product and/or Services. Macola's use of the Trademarks shall not create any right, title or interest therein. Macola shall use the Trademarks

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only in a manner which complies in all material respects with InsynQ's policies in effect from time to time.

(b) Goodwill. If Macola, in the course of marketing and promoting the Application Hosting Services, acquires any goodwill or reputation in any of the Trademarks, all such goodwill or reputation shall automatically vest in InsynQ when and as, on an on-going basis, such acquisition of goodwill or reputation occurs, as well as at the expiration or termination of this Agreement, without any separate payment or other consideration of any kind to Macola and Macola agrees to take all such actions necessary to effect such vesting. Macola shall not contest the validity of any of the Trademarks or InsynQ's exclusive ownership of them.

(c) Adoption of Marks. During the Term of this Agreement, Macola shall not adopt, use (except as provided herein), or register, whether as a corporate name, trademark, service mark or other indication of origin, any of the Trademarks, or any word or mark confusingly similar to the Trademarks in any jurisdiction. Similarly, during the Term of this Agreement, InsynQ shall not adopt, use, or register, whether as a corporate name, trademark, service mark or other indication of origin, any of the trademarks, service marks, logos or tradenames of Macola, or any word or mark confusingly similar to the same in any jurisdiction. Neither party will register any Internet domain name which contains or is confusingly similar to any of the other party's trademarks, service marks, logos or tradenames.

6.2 Protection of Rights. Macola shall use reasonable efforts to protect InsynQ's proprietary rights, to the extent that it is aware of those proprietary rights, related to the Application Hosting Services, including without limitation, InsynQ's copyright, patent, trade secret, and trademark rights ("Proprietary Rights"), and to cooperate without charge in InsynQ's efforts to protect its Proprietary Rights. Macola shall promptly notify InsynQ of any known or suspected infringements of InsynQ's Proprietary Rights that come to Macola's attention. InsynQ shall have the exclusive right to institute infringement or other appropriate legal action against alleged prospective or actual infringers of its Proprietary Rights. InsynQ shall incur all expenses in connection therewith and shall retain all monetary recoveries received therefrom. Macola shall not take any action to jeopardize, limit or interfere with InsynQ's ownership of and rights in the Application Hosting Services.

7.    CONFIDENTIALITY.

7.1 Confidential Information. "Confidential Information" means (i) the terms and conditions of this Agreement, and (ii) any and all other information disclosed by one party to the other which is marked "confidential" or "proprietary", including oral information which is designated confidential at the time of disclosure, provided that it is reduced to a written summary marked "confidential" which is supplied to the other party within thirty (30) days of the oral disclosure. Subject to the provisions of Section 7.2, all information regarding the specifications for the Application Hosting Services, including without limitation, all information with respect to the use, installation and operation of the Application Hosting Services (but not, in any event, information of or concerning the identity of the Macola Customers purchasing the Application Hosting Services), whether received by Macola from InsynQ or developed by Macola, shall be deemed InsynQ Confidential Information whether or not it is designated as confidential.

7.2 Exclusions. "Confidential Information" does not include any information that the receiving party can demonstrate by written records: (a) was known to the receiving party prior to its disclosure hereunder by the disclosing party;
(b) is independently developed by the receiving

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party; (c) is or becomes publicly known through no wrongful act of the receiving party; (d) has been rightfully received from a third party authorized to make such disclosure without restriction; (e) has been approved for public release by the disclosing party's prior written authorization; or (f) has been produced or disclosed pursuant to applicable law, regulation or court order, provided that the receiving party provides prompt advance notice thereof to enable the disclosing party to seek a protective order or otherwise prevent such disclosure.

7.3 Preserving Confidentiality. Each party hereby agrees that it shall not use any Confidential Information received from the other party other than as expressly permitted under the terms of this Agreement or as expressly authorized in writing by the other party. Neither party shall disclose the other party's Confidential Information to any person or entity other than its officers, employees and consultants who need access to such Confidential Information in order to effect the intent of this Agreement and, as to consultants, who have entered into written confidentiality agreements with that party consistent with this Section 7.

8.    REPRESENTATIONS AND WARRANTIES.

8.1 Mutual Representations. Each party represents and warrants that it has full power and authority to enter into this Agreement and that it has not entered into any contract or commitment which shall interfere with the performance of its obligations hereunder.

8.2   By InsynQ.

(a) General. InsynQ represents and warrants that: (i) InsynQ owns all right, title and interest in and to the services; (ii) InsynQ has not granted, and will not grant during the term of this Agreement, any rights in or to the Services that conflict with the rights granted to Macola hereunder; (iii) to the best of InsynQ's knowledge the provision of the Application Hosting Services does not infringe any United States copyright, patent (issued as of the Effective Date), trademark or trade secret of any third party; and (iv) InsynQ has the right, power and authority to grant the rights and licenses specified in this Agreement.

9.    INDEMNIFICATION.

9.1 By InsynQ. InsynQ hereby agrees to indemnify, defend, and hold harmless Macola from and against liabilities, obligations, losses, damages, injuries, claims, demands, penalties, costs and expenses (including reasonable attorneys' fees) of whatever kind and nature imposed or asserted against Macola resulting from any third party claim, demand, or suit asserted or instituted against Macola and arising out of or related to the relationship between the parties under this Agreement, insofar as such third party claim, demand or suit is based in whole or in part on (i) a breach of InsynQ's warranties and covenants hereunder; (ii) any inaccuracy, omission, error, defect or mistake in any information concerning the Application Hosting Services furnished by InsynQ to Macola hereunder that Macola transmits to Macola Customers or Sub-Marketers;
(iii) an error or failure in the Application Hosting Services, other than errors or failures in or caused by the Macola Products; or (iv) an allegation that the Application Hosting Services or any Application infringes upon a patent, copyright, trademark or other proprietary right of a third party, or misappropriates a third party's trade secrets. InsynQ's obligations under this
Section 9.1 are subject to the conditions that InsynQ be given:

(a) prompt notice by Macola by telegram, fax transmission or telex (with confirming notification by regular mail) of the initiation or existence of any claim, demand or suit;

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(b) full opportunity to defend, compromise or settle the same as InsynQ may see fit (provided that Macola may participate in such defense at its expense); and

(c) every reasonable assistance from Macola which InsynQ may, in its discretion, require in responding to any such demand or claim or defending any such suit.

9.2 By Macola. Macola hereby agrees to indemnify, defend, and hold harmless InsynQ from and against any and all liabilities, obligations, losses, damages, injuries, claims, demands, penalties, costs and expenses (including reasonable attorneys' fees) of whatever kind and nature imposed or asserted against InsynQ resulting from any third party claim, demand, or suit asserted or instituted against InsynQ and arising out of or related to the relationship between the parties under this Agreement, insofar as such third party claim, demand or suit is based in whole or in part on (i) a breach of Macola's warranties and covenants hereunder; (ii) any inaccuracy, omission, error, defect or mistake in the Macola Products and/or information concerning the same furnished by Macola to InsynQ hereunder that InsynQ transmits to Macola Customers; or (iii) an allegation that the Macola Products infringe upon a patent, copyright, trademark or other proprietary right of a third party, or misappropriate a third party's trade secrets. Macola's obligations under this Section 9.2 are subject to the conditions that Macola be given:

(a) prompt notice by InsynQ by telegram, fax transmission or telex (with confirming notification by regular mail) of the initiation or existence of any claim, demand or suit;

(b) full opportunity to defend, compromise or settle the same as Macola may see fit (provided that InsynQ may participate in such defense at its expense); and

(c) every reasonable assistance from InsynQ which Macola may, in its discretion, require in responding to any such demand or claim or defending any such suit.

10.    LIMITATION OF LIABILITY.

10.1 Limits on Types of Damages. SUBJECT TO SECTION 10.3, THE PARTIES SHALL NOT BE LIABLE TO EACH OTHER OR ANY OTHER PERSON OR ENTITY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES, LOSS OF GOODWILL, OR BUSINESS PROFITS, OR EXEMPLARY OR PUNITIVE DAMAGES, IRRESPECTIVE OF WHETHER SUCH CLAIM ARISES IN TORT, CONTRACT OR OTHER THEORY OF LIABILITY.

10.2 Cap on Liability. ANYTHING TO THE CONTRARY HEREIN NOTWITHSTANDING, AND EXCEPT AS PROVIDED IN SECTION 10.3, UNDER NO CIRCUMSTANCES SHALL MACOLA OR INSYNQ BE LIABLE TO EACH OTHER OR ANY OTHER PERSON OR ENTITY FOR AN AMOUNT OF DAMAGES IN EXCESS OF AN AMOUNT EQUIVALENT TO THE SUM OF THE FEES PAID OR EARNED HEREUNDER. The provisions of the Agreement allocate the risks between Macola and InsynQ.

10.3 Exceptions. The provisions of Sections 10.1 and 10.2 shall not apply in the following instances: (i) to limit damages resulting from conduct not permitted under the marketing and promotional license rights granted herein or under the hosting rights granted in Exhibit H; (ii) to limit a party's liability arising under the indemnity obligations of this Section 9; (iii) to limit damages arising from the occurrence of bodily injury (including death) and damage to real

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property and tangible personal property caused in whole or part by the negligence or willful misconduct of a party, its agents or employees; (iv) to limit damages arising from breach of obligations relating to use or non-disclosure of Confidential Information, as defined in Section 7; and (v) to limit damages arising from breach of InsynQ's obligations under Exhibit H.


11.    TERM AND TERMINATION.

11.1 Term. The term of this Agreement ("Term") shall commence on the Effective Date and continue for an initial term ("Initial Term") of three (3) years unless earlier terminated as set forth herein. This Agreement shall automatically be renewed for additional one year periods following the expiration of the Initial Term ("Extensions"), unless either party, upon no less than sixty (60) days' prior written notice, advises the other party that this Agreement will terminate upon the expiration of the Initial Term or, if applicable, any Extension.

11.2 Termination for Breach or Insolvency. Each party shall have the right to terminate this Agreement on written notice if (a) the other party ceases to do business in the ordinary course or becomes insolvent (i.e., unable to pay its debts in the ordinary course as they come due), or is declared bankrupt, or is the subject of any liquidation or insolvency proceeding which is not dismissed within ninety (90) days, or makes any assignment for the benefit of creditors, or (b) the other party breaches any material term of this Agreement (including any term of Exhibit H) and fails to cure such breach within thirty (30) days after written notice thereof.

11.3   Effect of Termination. Upon the expiration or termination of this
Agreement:

(a) InsynQ shall immediately pay to Macola all Fees and any other amounts due to Macola hereunder, and will pay consistent with the terms hereof any amounts which may accrue following termination;

(b) Macola shall, within ten (10) days of such expiration or termination (i) return to InsynQ or destroy all Confidential Information and all copies thereof;
(ii) erase any and all of the foregoing from all computer memories and storage devices within Macola's possession or control and require that its Sub-Marketers accomplish the same; and (iii) provide InsynQ with a signed written statement certifying that it has complied with the foregoing obligations.

(c) All rights and licenses granted by InsynQ hereunder to Macola shall terminate, provided that, unless Macola otherwise notifies InsynQ under Section 11.3(d) below, such termination shall not result in the termination of Application Hosting Agreements entered into between InsynQ and Macola Customers.

(d) Upon any termination of this Agreement other by non-renewal by either party under Section 11.1, Macola may elect (i) to permit InsynQ to continue to host the Macola Products on the terms hereof for access and use by Macola Users who have entered into an Application Hosting Agreement with InsynQ as of the date of termination for a time specified by Macola (which time Macola may establish or re-establish at any time at its discretion), but not to exceed the expiration of the then current term (Initial Term or Extension, as the case may be) of this Agreement; or (ii) to terminate InsynQ's right to host the Macola Products. In either event, upon the termination of InsynQ' s right to host the Macola Products, InsynQ will comply with the provisions of Exhibit H in respect of termination. Fees will continue to be payable to Macola for

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Application Hosting Services for the Macola Products which are provided following termination pursuant to this provision.

(e) InsynQ agrees that it will offer maintenance and support services to Macola Customers after termination on terms substantially similar to those under which it provides such services to customers who have purchased the Application Hosting Services directly from InsynQ or through other marketers and resellers of such services.

11.4 No Liability. In the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other because of such termination for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of InsynQ or Macola. Termination shall not, however, relieve either party of obligations occurred prior to such termination. The provisions of this Agreement relating to warranties, confidentiality, limitation of liability, indemnification and payment obligations shall survive the termination or expiration of this Agreement, as shall the provisions of
Section 12 hereof.

12.    MISCELLANEOUS.

12.1 Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. Neither party may assign or otherwise transfer this Agreement or its rights or obligations hereunder without the other party's prior written consent, which consent may not be unreasonably withheld. Any assignment or other transfer without the other party's prior written consent will be null and void. However, either party may assign this Agreement by notice to but without the other party's consent (i) to a third party to which substantially all of the assigning party's assets are sold, assigned or otherwise transferred, provided that such third party is not a trustee in a bankruptcy or a receiver appointed for the benefit of the assigning party's creditors; or (ii) to its parent or any other entity under common ownership or control with such entity upon written notice to the other party.

12.2 Waiver and Amendment. No modification, amendment or waiver of any provision of this Agreement shall be effective unless in writing and signed by the party to be charged. No failure or delay by either party in exercising any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power or remedy.

12.3 Choice of Law; Jurisdiction, Venue. This Agreement shall be governed by the laws of the State of Washington. For any disputes arising out of this Agreement, the parties consent to the personal and exclusive jurisdiction of, and venue in, the state or federal courts within Tacoma, WA.

12.4 Notices. All notices, demands or consents required or permitted under this Agreement shall be in writing. Notice shall be considered delivered and effective when (a) personally delivered; (b) the day following transmission if sent by confirmed facsimile; or (c) three (3) days after posting when sent by certified or registered US Mail or by registered private carrier (e.g., DHL, Federal Express, etc.). Notice shall be sent to the parties at the addresses set forth on the first page of this Agreement or at such other address as shall be given by either party to the other in writing.

12.5 Independent Contractors. The parties are independent contractors with respect to each other. Each party is not and shall not be deemed to be an employee, agent, partner or legal representative of the other for any purpose and shall not have any right, power or authority to create any obligation or responsibility on behalf of the other.

12.6 Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

12.7 Complete Understanding. This Agreement, including all Exhibits attached hereto and hereby incorporated by reference, shall constitute the final, complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes any prior understandings, proposals, negotiations, and communications, oral or written, between the parties or their representatives. This agreement may not be modified except in writing signed by the duly authorized representatives of the parties hereto.

12.8 Further Assurances. Each party agrees to do and perform all such further acts and things and shall execute and deliver such other agreements, certificates, instruments and documents necessary or that the other party may deem advisable in order to carry out the intent and accomplish the purposes of this Agreement and to evidence, perfect or otherwise confirm the other party's rights hereunder.

IN WITNESS WHEREOF, the duly authorized representatives of each of the parties hereto have executed this Agreement as of the day and year first written above.


InsynQ, Inc.                               Macola, Inc.

By:________________________                By:/s/ Dale G. Haddad
                                              ------------------

Name: Don Manzano                          Name: Dale G. Haddad
                                                 ---------------

Title: President/COO                       Title: CFO
                                                  --------------

                                   EXHIBIT A
                                 APPLICATIONS


Microsoft Office Suite, Sun's StarOffice software, GoldMine! Act, and all other associated applications currently being hosted by InsynQ.

InsynQ will provide Macola with an updated Application list no less than one time per quarter.

                                   EXHIBIT B
                                Macola Products


InsynQ agrees to host all pre-tested Macola applications designated by Macola from time to time. Those applications designated by Macola as of the Effective Date are set forth below. Untested applications will be hosted by InsynQ as requested by Macola after InsynQ has tested and certified that additional products work well and meet minimum performance guidelines on our server farm.

InsynQ's charges for said testing services shall be one hundred fifty ($150) dollars per hour for each hour of time spent by an InsynQ engineer. There will be no charge for testing services conducted remotely by Macola personnel.

Macola Products designated as of the Effective Date:

Macola(R) Progression Series

                                   EXHIBIT C
                         Royalty and Billing Schedule


InsynQ is responsible for setting prices charged to its customers. The royalties payable to Macola for each Macola Customer purchasing Application Hosting Services will be calculated by paying to Macola the greater of the amounts specified in Part I and Part II below.

Part I
------

The Part I royalty will be calculated according to the subscription software license fee table defined by Macola in Attachment 1 to this Exhibit C.

Part II
-------

The Part II royalty will be calculated as follows:

Step I: Calculate the total amount charged by InsynQ to the Macola Customer on a per seat basis.

Step 2: Deduct from the Step 1 total InsynQ's Application Hosting Services fee set forth below.

Step 3: The remainder is the Part II royalty.

InsynQ will invoice the end-user customers for the total of the application hosting fee and the subscription software license fee, and provide payment to Macola by the 15/th/ of each month for the number subscribers in the previous month. Royalty payments to Macola shall be attached with a royalty report showing the name of the customer, their address and the number of seats being hosted.

The Macola subscription software license fee set forth in Exhibit C may be revised from time to time by Macola, and Macola will notify InsynQ in writing thirty (30) days in advance of any changes in fees.


InsynQ's Application Hosting Services fee
-----------------------------------------

Number of Seats                       Per Subscriber Per Month Hosting Fee

0 -- 500                                           $75.00
501 -- 1,000                                       $70.00
1,001+                                             $65.00

InsynQ may change the Application Hosting Services fee upon sixty (60) days prior written notice to Macola.

                           Attachment 1 to EXHIBIT C

                   MACOLA SUBSCRIPTION SOFTWARE LICENSE FEE

The royalties payable to Macola for each Macola Customer purchasing Application Hosting Services will be as follows:

36 month Contract with Client
-----------------------------
Number of seats                                Per Subscriber Royalty to Macola
---------------                                --------------------------------
0 -- 500                                       $124.00
501 -- 1,000                                   $129.00
1,001+                                         $134.00

18-24 Month Contract with Client
--------------------------------
Number of seats                                Per Subscriber Royalty to Macola
---------------                                --------------------------------
0 -- 500                                       $150.00
501 -- 1,000                                   $155.00
1,001+                                         $160.00

12 Month Contract with Client
-----------------------------
Number of seats                                Per Subscriber Royalty to Macola
---------------                                --------------------------------
0 -- 500                                       $175.00
501 -- 1,000                                   $180.00
1,001+                                         $185.00

Contract with Progression 6.2 Client that upgrades to InsynQ
------------------------------------------------------------
Number of seats                                Per Subscriber Royalty to Macola
---------------                                --------------------------------
0 -- 500                                       $74.00
501 -- 1,000                                   $79.00
1,001+                                         $84.00

                                   EXHIBIT D


                 MACOLA(R) SOFTWARE RESELLER OBJECT AGREEMENT

       Reseller # 73948                          Date 5-30-00
                  -----                               -------

       Macola, Inc., an Ohio corporation, hereinafter referred to as "Macola" hereby grants to INSYNQ, INC, a [X] corporation, [_] partnership, [_] sole proprietorship with offices located at 1101 Broadway, Tacoma, WA 98402 Phone # 253-383-1085, hereinafter alternately referred to as "Licensee" or "Reseller," a non-exclusive non-transferable license to market, distribute and sublicense, under the terms and conditions set forth below, certain of Macola's proprietary computer software items and certain computer software proprietary to third parties which Macola has rights to distribute, all as more fully identified in paragraph 1.3 below.

1. DEFINITIONS

1.1 The "Software" shall include all software, both Macola(R) software and software proprietary to third parties, described on Macola's current standard price list ("Price List") as issued by Macola from time to time. A software product listed on the Price List is hereinafter individually referred to as a "Module."

1.2 "Certification" means satisfaction by Licensee of the requirements and completion of the training established in Macola's Policies and Guidelines, as described in paragraph 4.7 below, which are required for the marketing, distribution, sublicensing, installation and support of a Module. Licensee is "certified" as to a Module when all then current requirements for Certification in Macola's Policies and Guidelines have been met.

1.3 The "Licensed Software" is comprised of those Modules for which Licensee has achieved and maintains in force Certification. Modules included among the Licensed Software are "Licensed Modules". If Licensee fails to maintain Certification in force for any Licensed Module, such Module shall cease to be a Licensed Module as of the date Licensee is no longer certified, unless otherwise provided in the Policies and Guidelines.

The Licensed Software shall include:

a)   all machine executable code delivered hereunder ("Object Code"); and
b) all information contained in any user documentation ("User's Manual(s)") supplied; and
c) any subsequent corrections, enhancements or modifications to the Licensed Modules in machine executable code format which Macola may elect to furnish to Licensee during the term of this License.

     Licensed Software which is proprietary to third parties is referred to as "Third Party Software". Licensed Software which is proprietary to Macola, including the Macola(R) software, is referred to as "Macola Software".

1.4 "Demonstration" or "Demo(s)" shall mean a non-warranted, "AS IS", restricted use representation of the Licensed Software in machine executable code only with limitations in printing, entry of a company name dates and on other functions as determined by Macola from time to time.

1.5  An "Eligible Computer System" shall be any one of the following:

a) any single user computer system running the Licensed Software under a Macola supported operating system.

b) A multi-user system connecting up to five (5) computer workstations or terminals concurrently using the Licensed Software; except that, should the individual computer workstations or terminals be disconnected from the multi-user system, and continue to run the Licensed Software in any form then each of these disconnected computers shall be considered to be a single Eligible Computer System.

1.6 An "Object Pack" or "Package" shall consist of the Object Code and the User's Manual, for one Licensed Module.

1.7 An "Object Use" means the use of one Object Pack for one Licensed Module, and is defined as occurring when such Object Pack is first registered.

1.8 A "LAN/USER Group" shall consist of each additional group of five (5) computer workstations or terminals in addition to the multi-user system defined in paragraph 1.5b, connected to an Eligible Computer System.

1.9 A "LAN/USER Group Use" means the use of one LAN/USER Group and is defined as occurring when one such LAN/USER Group is first registered.

1.10 "Burst Pack" shall mean the sealed envelope or other package containing the Object Code with a user license agreement printed on the face side or otherwise referenced thereon which must be unsealed by the customer pnor to the installation and use of the Licensed Software.

1.11 "Registration" means copying a registration file supplied by Macola onto an Eligible Computer System on which the Licensed Software has been installed. The registration file includes encrypted information on the End User's name and purchased Object Packs and LAN/USER Group Uses.

1.12 "Registered Software" shall mean a specific Object Pack on a specific Eligible Computer System, or LAN/USER Group, described in a registration file for which Registration has been completed, which displays a specific End User's company name and address, on a copyright and registration screen that displays upon initial accessing of the Licensed Software.

1.13 "End User" means any entity which has accepted or signed, as required, the applicable Macola-approved license agreement for the Licensed Module in question and to which such Licensed Module has been provided.

1.14 The terms "Module," "Licensed Module," "Registered Software," "Object Code," "User Manual(s)," and "Object Pack(s)" as used herein shall refer to the whole as well as to any portions thereof, and also to any copies made of such materials.

1.15 "Consultant" means any entity that has entered into a Macola Qualified Consultant Agreement.

1.16 "Support Subscription Service Agreement" (SSSA) shall mean the agreement for Support Services provided to Licensee by Macola, which must be renewed annually as more fully set forth in the SSSA.

2.   PROMOTION, ORDERS, FEES AND PAYMENTS

2.1 Licensee agrees to use reasonable diligent efforts to actively promote the distribution and license of the Licensed Software.

2.2 Each order placed by Licensee shall be deemed to incorporate all of the terms and conditions of this Agreement. Licensee may place orders only for Licensed Modules. ALL ORDERS ARE EXPRESSLY LIMITED TO THE TERMS HEREOF AND ABSENT AN EXPRESS WRITTEN AGREEMENT BY MACOLA AND LICENSEE ANY ADDITIONAL OR DIFFERENT TERMS ARE OBJECTED TO WITHOUT FURTHER

     NOTIFICATION. Each order shall be subject to acceptance by Macola, in its sole discretion, shall be made in the manner and shall comply with all requirements of this Agreement and any requirements set forth in the Policies and Guidelines in effect from time to time.

2.3 During the term of this Agreement, Licensee may refer to itself as a "Macola Reseller" solely in connection with Software. No rights are granted to Licensee to use trademarks and trade names of Macola, except the limited permission for Licensee to use the trademarks "MACOLA(R)" and such other Macola Trademarks as Macola from time to time authorize Licensee to use hereunder, solely to identify Macola's products marketed under this Agreement. Licensee shall provide to Macola for prior review and written approval all promotional, advertising and other materials and activities using or displaying the trademarks or trade names of Macola. Licensee agrees to change or correct, at Licensee's expense, any such material which Macola in its sole judgment, determines to be inaccurate, objectionable, misleading or a misuse of its trademarks or trade names. Permission granted relevant to the trademarks of Macola shall terminate with the expiration or termination of this Agreement. Upon such expiration or termination, Licensee shall immediately cease referring to itself as a "Macola Reseller," and shall immediately cease using the marks "MACOLA" and "PROGRESSION SERIES" and any other trademarks or trade names of Macola.

2.4 All fees, charges, uses and other sums set forth herein are expressed in and shall be paid in United States Dollars, unless otherwise agreed by Macola, and are non-refundable.

2.5 Licensee shall pay Macola a fee as specified on Macola's then current Price List for all products ordered hereunder which becomes due and payable under the terms and conditions as are specified on the Price List, which are subject to change by Macola from time to time without notice. Overdue payments may, at the option of Macola, be charged interest at the rate of 1.5% per month, or the maximum permitted by applicable law, whichever is less.

2.6 In addition to any other sums payable hereunder, Licensee shall pay to or reimburse Macola upon demand for amounts equal to any taxes, however designated, arising from or based upon the fees, this Agreement, the License, or the Licensed Software and any associated media and Manuals furnished for their use (but not including any taxes based on Macola's net income) and related interest and penalties, if any, imposed by governmental authority at any time. If, under applicable law, Licensee is required to withhold any tax on any payments due Macola, then the amount of the payment will be automatically increased to totally offset such tax, so that the amount actually remitted to Macola, net of all taxes, equals the amount invoiced or otherwise due. Licensee will promptly furnish Macola with the official receipt of payment of these taxes to the appropriate taxing authority.

3.   TITLE, COPYRIGHT, PROPRIETARY RIGHTS, AND TRADE SECRETS

3.1 Licensee understands and agrees that the Software embodies substantial creative efforts. Any portions thereof marked as trade secrets contain confidential information, ideas and expressions. Any and all copyright, trade secrets, patent, and other intellectual and proprietary rights in the Software are and remain the valuable property of Macola or its licensors.


3.2 Aspects of the Software that are Macola trade secrets without the necessity of separate marking include but are not limited to the specific design and structure of such tasks as interactive data entry, file handling, report generation and the like.

3.3 Licensee shall not alter or remove any Macola copyright, proprietary rights, and/or trade secrets notices, and shall not do or fail to do any act or thing which will impair any of Macola's or its licensors' proprietary or other rights in and to the Software and any trademarks, service marks and trade names of Macola.

3.4 Licensee shall include reasonable facsimiles of any Macola or third party copyright, proprietary, and/or trade secrets notices on each and every copy it makes of the Licensed Software in the same manner as provided on the materials comprising the Licensed Software received from Macola.

4.   SCOPE OF LICENSE

4.1  Licensee may, on a non-exclusive, non-transferable basis

a) use the Licensed Software as an End User for its own internal data processing purposes only, and subject to the applicable Macola End User signed or unsigned license agreement form:

b) sublicense the Licensed Software, consistent with Section 6, where a standard form of Sublicense Agreement provided by Macola is required to be used:

c) use the Licensed Software as a data processing professional which installs and registers Object Packs and LAN/USER Groups to End Users for Object Use and LAN/USER Group Use, and only for the purpose of installing and registering such Object Packs and LAN/USER Groups:

d) as a distributor of Macola which distributes the Licensed Software to other licensees or Consultants of Macola (as designated by Macola in writing) to install and register Object Packs and LAN/USER Groups to End Users for Object Use and LAN/USER Group Use; according to all the terms and conditions set forth in this Agreement.

4.2 Licensee is strictly prohibited from using the Licensed Software on any computer system which is not an Eligible Computer System, as defined in paragraph 1.5 above.

4.3 Each Package or LAN/USER Group used by Licensee shall count as one Object Use or LAN/USER Group Use for each Eligible computer system on which it is used.

4.4 Licensee may not copy the Licensed Software except as specified in paragraph 4.6. All Object Packs, LAN/USER Groups, and registration files required to exercise its rights under paragraph 4.1 above must be obtained from Macola.

4.5  Licensee must maintain an active Support Subscription Service Agreement
     (SSSA) with Macola as an obligation to this Agreement. Unless otherwise set forth in the Policies and Guidelines, a current valid SSSA covering Licensee is required to be in force in order for Licensee to be certified as to any Modules. The SSSA also defines levels of services provided to Licensee by Macola, all as more fully set forth therein.

4.6 Licensee may make and maintain up to three (3) back-up copies of the Licensed Software provided they are used for back-up purposes, and Licensee maintains possession of the back-up copies.

4.7 As a condition of its continued enjoyment of rights hereunder, Licensee agrees to comply at all times with any Macola policies and guidelines applicable to resellers and distributors as may be in effect during the term of this Agreement ("Policies and Guidelines"), including but not limited to any Partner Programs Requirements or annual performance requirements. Macola will notify Licensee of the Policies and Guidelines, if any, in effect as of the Effective Date, and will give Licensee notice of the adoption of and changes in such guidelines, policies and requirements as they may occur from time to time hereafter.

4.8 Regardless of any disclosure made by Licensee to Macola of an ultimate destination of the Licensed Software, Licensee acknowledges that the Licensed Software and all related technical information, documents and materials are subject to export controls under the U.S. Export Administration Regulations. Licensee will (i) comply strictly with all legal requirements established under these controls, (ii) cooperate fully with Macola in any official or unofficial audit or inspection that relates to these controls and (iii) not export, reexport, divert, transfer or disclose, directly or indirectly, any Software or Module or related technical information, document or material or direct products to any of the countries that are restricted by the U.S. Commerce Department, executive order or otherwise or to any national or resident thereof unless Licensee has obtained the prior written authorization of Macola and the U.S. Commerce Department.

4.9 All rights, without limitation, are reserved to Macola to cease publishing, licensing or distributing any or all Modules or to alter, change the design, or development of said products.

5.   UPDATES AND SUPPORT TO THE LICENSED SOFTWARE

5.1 Except as otherwise provided in the Policies and Guidelines, Macola shall provide Licensee with support and updates or upgrades to the Licensed Software which may become available from Macola under the terms and conditions of Macola's SSSA.

5.2 Licensee is responsible for providing support, updates and upgrades to its End Users. Macola reserves the right, however, at its election to offer direct support to End Users, and to directly provide updates and upgrades to End Users.

6.   LICENSING, INSTALLATION AND REGISTRATION RIGHT

6.1 The Licensed Software may be made available as determined by Macola to Licensee to market under (a) a standard form of Sublicense Agreement provided by Macola to be signed by the customer or (b) a standard form of "Burst Pack" License Agreement provided by Macola that need not be signed. Macola will notify Licensee in writing of the Licensed Modules which may be marketed using "Burst Pack" License Agreements, and the circumstances under which such non-signed license agreements may be used. Except as so notified, a signed Sublicense Agreement is required in all instances.

6.2 Licensee agrees that where a signed Sublicense Agreement is required it will provide and distribute the Licensed Software to customers only pursuant to the terms and provisions of Macola's standard form of Sublicense Agreement in effect from time to time during the term of this Agreement. Where a "Burst Pack" unsigned License Agreement is permitted, Licensee agrees that it will (i) notify the customer at the time of order that the customer's acceptance of a license agreement is required as a condition of use of the Licensed Software: (ii) ensure that an unopened "Burst Pack" containing the applicable Licensed Software is delivered to the customer; (iii) ensure that the customer understands the meaning of the applicable license and licensing in general prior to any installation of the Licensed Software by Licensee or a Consultant: and (iv) accept return of an unopened "Burst Pack" package from customers who do not wish to be bound by the license agreement and in such cases return all moneys paid by such customer for the applicable Licensed Software.

6.3 Licensee shall obtain Macola's prior written approval of any proposed amendment or change to the Sublicense Agreement form. Licensee may not change the "Burst Pack" unsigned License Agreement form. No delivery of any copies of Licensed Software requiring a signed license agreement shall be made or permitted by Licensee until Licensee has first obtained the customer's assent to and signature on a Sublicense Agreement covering the Licensed Software in question. Licensee shall promptly deliver a copy of all such executed Sublicense Agreements to Macola. All Sublicense Agreements require Macola's written approval to become effective.

6.4 Except as may be expressly provided herein or in any Macola end-user license agreement executed by Licensee. Licensee agrees not to duplicate, manufacture, reverse engineer, decompile or copy Software. Except as provided herein, Licensee shall not, and shall require that its End Users do not, copy or modify any Software outside of permissible copies as outlined in a Sublicense Agreement or "Burst Pack" License Agreement, where permitted. Licensee will enforce the terms of Sublicense Agreements and will cooperate fully with Macola should Macola elect to exercise its rights under such Sublicense Agreements or otherwise.

6.5 Licensee shall provide Object Packs contained in unopened Burst Packs to Consultants for distribution to customers, provided that prior to any Consultant's receipt of any Object Packs, the Consultant shall enter into a Qualified Consultant Agreement with Macola and that Licensee instructs the Consultant on items (ii) to (iv) in paragraph 6.2 above and obtains the Consultant's agreement to comply with such provisions.

6.6 Licensee is strictly prohibited from transferring the Object Packs for use on any computer system which is not an Eligible Computer System.

6.7 Each Object Pack or LAN/USER Group Registered by Licensee or a Consultant shall count as one Object Use or LAN/USER Group Use for each computer system on which it is used as defined in Section 1.5.

6.8 In the event the End User wishes to use one or more Object Packs or LAN/USER Groups on more than one Eligible Computer System, individual Object Packs or LAN/USER Groups must be purchased and Registered for each such Eligible Computer System, and each Object Pack or LAN/USER Group used on each Eligible Computer System shall count as one Object Use or LAN/USER Group Use.

6.9 Unless Macola has entered into a direct support agreement with the End User, Licensee is responsible for the support of End Users to whom it distributed the Licensed Software. Macola's support of Licensee in connection with any End Users which do not have a direct support relationship with Macola shall be provided solely under the terms and conditions of the Macola SSSA.

6.10 Demo's and User's Manuals may be purchased from Macola to be provided to prospective customers subject to the Macola Policies and Guidelines.

7. PROGRAMMING LANGUAGE, OPERATION SYSTEM, EQUIPMENT CONFIGURATION AND PREPARATORY PROCEDURES

7.1  Licensee understands and agrees that:

a) in order for the Licensed Software to be functional, a correct copy of the specific operating system and correct system manager from Macola are required; and

b) the Licensed Software requires a computer hardware system with an adequate amount of memory available for operation of the Licensed Software after the operating system and any necessary programs have been loaded into memory; and

c) the Licensed Software requires sufficient mass storage, and a compatible monitor and printer.

d) that such system manager, memory and mass storage requirements may change depending upon changes to factors which may be out of the control of Macola.

8.   WARRANTIES AND LIMITATION OF LIABILITY

8.1 Macola warrants that it has full power and authority to enter into this Agreement and to grant to Licensee the rights herein granted.

8.2 Licensee warrants that it has full power and authority to enter into this Agreement and that it has not entered into any contract or commitment which shall interfere with the performance of its obligations hereunder.

8.3 Except for the warranties set forth in paragraph 8.1 above, Macola makes no warranty to Licensee concerning the Software, Licensed Software or otherwise. Any such Macola warranties are made directly to the End User and shall only be as provided in a Macola-approved Sublicense Agreement or "Burst Pack" unsigned License Agreement. LICENSEE UNDERSTANDS AND AGREES THAT THE LICENSED SOFTWARE IS PROVIDED TO IT HEREUNDER STRICTLY ON AN "AS IS" BASIS. EXCEPT AS EXPRESSLY STATED IN PARAGRAPH 8.1 ABOVE, MACOLA MAKES NO WARRANTIES, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE. MACOLA DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.4 LICENSEE SHALL MAKE NO REPRESENTATION OR WARRANTY CONCERNING THE QUALITY, PERFORMANCE OR OTHER CHARACTERISTICS OF THE SOFTWARE OR LICENSED SOFTWARE OTHER THAN THOSE WHICH ARE CONSISTENT IN ALL RESPECTS WITH, AND DO NOT EXPAND THE SCOPE OF, THE WARRANTIES MADE BY MACOLA DIRECTLY TO END USERS IN THE STANDARD MACOLA-APPROVED SUBLICENSE FORM OR "BURST PACK" LICENSE AGREEMENT FORM OR AS OTHERWISE APPROVED BY MACOLA IN A WRITING ADDRESSED TO LICENSEE WHICH EXPRESSLY REFERS TO THIS PARAGRAPH 8.4.

8.5 UNDER NO CIRCUMSTANCES WILL MACOLA OR ITS DIRECT AND INDIRECT SUPPLIERS BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE, OR INCIDENTAL DAMAGES OR LOST PROFITS, WHETHER FORESEEABLE OR UNFORESEEABLE, BASED ON CLAIMS OF LICENSEE OR ITS DEALERS, END USERS OR CUSTOMERS (INCLUDING, BUT NOT LIMITED TO, CLAIMS FOR LOSS OF DATA, GOODWILL, USE OF MONEY OR USE OF THE PRODUCTS, INTERRUPTION IN USE OR AVAILABILITY OF DATA, STOPPAGE OF OTHER WORK OR IMPAIRMENT OF OTHER ASSETS), ARISING OUT OF BREACH OR FAILURE OF EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE. IN NO EVENT WILL THE AGGREGATE LIABILITY WHICH MACOLA AND ITS DIRECT AND INDIRECT SUPPLIERS MAY INCUR IN ANY ACTION OR PROCEEDING EXCEED THE TOTAL AMOUNT ACTUALLY PAID TO MACOLA BY LICENSEE FOR THE SPECIFIC PRODUCT THAT DIRECTLY CAUSED THE DAMAGE. Both parties acknowledge that the foregoing limitations on liabilities and the disclaimer of warranties set forth in paragraph 8.3 represent a mutually agreed upon allocation of risk and the consideration provided in this Agreement has been calculated to reflect such allocation of risk.

9.   CONFIDENTIALITY

9.1 Disclosure of and access to the portions, if any, of the Software marked as confidential or as a trade secret ("Confidential Software") shall be permitted to Licensee's employees on a need-to-know basis provided that Licensee ensures that all such parties are prohibited from any unauthorized use or copying of any such Confidential Software.

9.2 Licensee shall take any and all reasonable actions necessary or desirable to ensure continued confidentiality and protection of any Confidential Software as required hereunder, and to prevent unauthorized access thereto or use thereof by any entity.

9.3 Licensee shall notify Macola promptly and in writing of the existence of and circumstances surrounding any unauthorized knowledge, possession, or use of the Software by any entity.

9.4 Macola is hereby authorized to make reasonable inquiries concerning Licensee's compliance with paragraphs 9.1 through 9.3 above.

9.5 Since unauthorized use or transfer of the Software may diminish substantially the value to Macola of the copyright, proprietary rights and/or trade secrets interests that are subject of this Licensee, if Licensee breaches any of its obligations with respect to limited use or confidentiality of the Software, Macola shall be entitled to equitable relief to protect its interest therein, including, but not limited to injunctive relief as well as money damages.

10     TERMINATION

10.1 This Agreement shall be in effect from the date this Agreement is first accepted by Macola (the "Effective Date") and shall be valid until terminated as provided below, or until a point in time twenty (20) years hence, whichever comes first.

10.2 Licensee may terminate this Agreement at any time by written notice thereof to Macola.

10.3 Macola may terminate this Agreement, effective upon written notice thereof to Licensee in the event that:

a) Licensee fails to observe any of its obligations under this Agreement with respect to registering End Users; or

b) Licensee neglects or fails to perform or observe any other material term or obligation set forth in this Agreement; or

c) Licensee neglects or fails to perform or observe any material provision of the Macola Policies and Guidelines; or

d) Licensee fails to achieve 100% of its applicable annual performance level quota established by Macola consistent with the Macola Policies and Guidelines and provided to Licensee in advance of the measurement period; or

e) Licensee becomes insolvent or voluntarily bankrupt, or if an involuntary petition in bankruptcy is not dismissed within ninety (90) calendar days of filing, or if a receiver, assigned or other liquidating officer if appointed for all or substantially all of the business of Licensee or if Licensee makes an assignment for the benefit of creditors; or

f) If a outstanding balance for moneys due with Macola exists for any period of more than 120 days.

10.4   Upon termination of this License for any reason whatsoever, then:

a) Licensee shall immediately discontinue all marketing, distribution, use and installation of the Licensed Software; and

b) within ten (10) calendar days of termination, Licensee shall certify in writing to Macola that Licensee has returned all copies of the Software in its possession or control, including any parts thereof which have been modified, merged or included with other software.

10.5 Notwithstanding anything to the contrary in this Agreement, expiration or termination of this Agreement, however occurring, shall neither relieve Licensee of any accrued obligations to pay money to Macola nor entitle Licensee to any refund of amounts paid hereunder.

10.6 The provisions of paragraphs 2.3, 2.6, 6.4 and Sections 3, 8, 9, 10 and 11 hereof survive any termination of this Agreement.

11     GENERAL

11.1 Licensee may not assign or transfer (by operation of law or otherwise) all or any part of its rights or obligations under this Agreement without Macola's prior written consent. Further, any change in control of Licensee, as defined in 17 CFR (S)230.405 (or any successor provision), shall be deemed an attempt by Licensee to assign or transfer this Agreement. Macola may assign this Agreement by notice to Licensee.

11.2 Licensee may not assign, delegate, sub-contract or otherwise transfer this Agreement or any of its rights or obligations without Macola's prior approval. The rights granted by Macola to Licensee are personal to Licensee, and Licensee will not appoint any independent agent, representative, commissionaire, Licensee, reseller or other third person to promote or market the Licensed Software. Any attempt to do any of the foregoing without Macola's approval will be void.

11.3 In no event shall Licensee's rights or obligations hereunder be assigned or assignable by operation of law or by bankruptcy proceedings; and in no event shall this License or any rights or privileges hereunder be an asset of Licensee under bankruptcy, insolvency, or reorganization proceedings.

11.4 Nothing contained in this Agreement shall be construed as creating a joint venture, partnership, or employment relationship between Macola and Licensee, or as authorizing Licensee to act as Macola's agent or representative.

11.5 All notices required to be given under this Agreement shall be given in writing and shall be deemed to have been given when (i) delivered by hand, (ii) mailed by prepaid registered or certified mail, return receipt requested, (iii) sent by facsimile device, with a copy sent at the same time by registered or certified mail, or (iv) sent by commercial courier with written verification of the receipt to each party at its addresses set forth herein or at such other address as either party may designate to the other by notice as required hereby.

11.6 If any party is required to engage in any proceedings, legal or otherwise, to enforce its rights under this Agreement, the prevailing party shall be entitled to recover from the party(ies) in default, in addition to any other sums due, the reasonable attorney fees, costs and necessary disbursements involved in said proceedings.

11.7 THIS AGREEMENT AND ALL ORDERS HEREUNDER SHALL BE DEEMED TO HAVE BEEN EXECUTED AND PERFORMED IN AND SHALL BE GOVERNED BY, CONSTRUED, INTERPRETED, AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LOCAL LAWS OF THE STATE OF OHIO. MACOLA AND LICENSEE HEREBY CONSENT AND AGREE THAT JURISDICTION AND VENUE FOR ANY CLAIM OR CAUSE OF ACTION ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY ORDER SHALL BE PROPERLY AND EXCLUSIVELY IN THE STATE OR FEDERAL COURTS FOR MARION COUNTY, OHIO, AND EXPRESSLY WAIVE ANY AND ALL RIGHTS WHICH THEY MAY HAVE OR WHICH MAY HEREAFTER ARISE TO CONTEST THE PROPRIETY OF SUCH CHOICE OF JURISDICTiON AND VENUE.

11.8 Should any of the provisions of this Agreement be found to be invalid by any court of competent jurisdiction, the remainder of this Agreement shall nonetheless remain in full force and effect.

11.9 No modification, addition to or waiver of any rights, obligation or default shall be effective unless in writing and signed by the party against whom such is sought to be enforced. One or more waivers of any rights, obligation or default shall not be construed as a waiver of any subsequent rights, obligation or default.

11.10 Licensee will indemnify Macola against any damage, loss, liability or expense (including lawyers' fees) that Macola may incur (i) with respect to any negligent act or omission by, or willful misconduct of, Licensee's employees or agents or (ii) as a result of (a) any modification or amendment of the prescribed terms of an End User license agreement that Macola did not specifically approve, (b) any warranty, condition, representation, indemnity or guarantee granted by Licensee or provided by law in addition to or in lieu of the warranties expressly granted by Macola to the End User in Macola's Sublicense Agreement or "Burst Pack" License Agreement, (a) any omission or inaccuracy in Licensee's advertisements and promotional materials that relate to the Software, or
       (d) any modification of or addition to the Software not provided or approved by Macola. This paragraph will not be construed to limit or exclude any other claims or remedies which Macola may assert under this Agreement or by law.

11.11 Once this Agreement is executed, all previous agreements between the parties shall be inadmissible to explain, modify, or contradict this Agreement. This Agreement replaces and supersedes all prior agreements between the parties in respect of the marketing, distribution, installation, use, modification and sublicensing of the Software, including but not limited to all Macola Software in both source code and object code forms.

LICENSEE ACKNOWLEDGES THAT IT HAS READ ALL PAGES OF THIS AGREEMENT, UNDERSTANDS IT AND AGREES TO BE BOUND BY ITS TERMS AND FURTHER AGREES THAT IT IS THE COMPLETE AND EXCLUSIVE STATEMENTS OF THE AGREEMENT BETWEEN THE PARTIES, AND THAT IT SUPERSEDES ALL PROPOSALS, ORAL, OR WRITTEN AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

IN WITNESS WHEREOF, Licensee and Macola have caused this Agreement to be executed by their duly authorized and empowered officers or representatives as of the dates set forth below.

ACCEPTED BY:

DONALD MANZANO, SP - INSYNQ, DNC       MACOLA, INC
--------------------------------
Print Licensee Full Legal Name

/s/ Donald Manzano
--------------------------------       -------------------------------
Authorized Signature                   Authorized Signature

DON MANZANO, PRESIDENT/COO
--------------------------------       --------------------------------
Print Name and Title                   Print Name and Title

5-30-00                                5-30-00
--------------------------------       --------------------------------
Date                                   Date

                                   EXHIBIT E

                                ROYALTY REPORT

-----------------------------------------------------------------------------------------------------------------------------------
                                                 Monthly Macola License Fee Report
-----------------------------------------------------------------------------------------------------------------------------------
                                                 Month of __________________ 2000
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                       Per License  # of Users  Software License
-----------------------------------------------------------------------------------------------------------------------------------
Customer Name  City/State  Dealer Name  License #  # of Users  Date Signed  Module(s)  Royalty Fee  Per Module  fees Due Macola
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

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

                                   EXHIBIT F
                         APPLICATION HOSTING AGREEMENT

                                BY AND BETWEEN

                        INSYNQ, INC. AND SAMPLE COMPANY


This Application Hosting Agreement ("Agreement") is made and entered into this 1st day of April, 2000, ("Effective Date") is by and between SAMPLE COMPANY Inc. a Delaware corporation with its principal offices located at ________________ ("SAMPLE COMPANY") and InsynQ, Inc., a Washington Corporation with its principal offices located at 1101 Broadway, Tacoma, WA 98402 ("InsynQ"). SAMPLE COMPANY and InsynQ are sometimes referred to herein jointly as the "Parties" and individually as a "Party".

1. Scope of Services
   -----------------

1.1 InsynQ will provide SAMPLE COMPANY remote access to the computer hardware servers controlled and owned by InsynQ (the "InsynQ Servers") on which fully operational and stable versions of the following software (collectively the "Software") is installed:

                         Software products listed here
1.2 InsynQ will provide SAMPLE COMPANY additional services as requested by SAMPLE COMPANY on terms and conditions mutually agreed upon by the Parties;

1.3 InsynQ will provide SAMPLE COMPANY with certain hardware and software support services, for the Software ("Support Services") as set forth in
     Section 2 hereunder.

2. Access to InsynQ Servers.


2.1 InsynQ will provide SAMPLE COMPANY with the ability to remotely access and use the Software that is hosted on InsynQ Servers, ("InsynQ Service") as of the date that installation is completed (the "Completion Date") for up to five (5) SAMPLE COMPANY authorized users ("Authorized Users"). As of the Completion Date, the InsynQ Service will be available to SAMPLE COMPANY for 97% of all Scheduled Available Time as it relates solely to InsynQ's network and host Internet access. InsynQ does not guarantee accessibility as it relates to hardware and connectivity located at the customer's site and outside of InsynQ's direct control.

2.2 "Scheduled Available Time" shall be defined as twenty-four hours-a-day, seven days-a-week, excluding: (1) scheduled maintenance downtime of two (2) hours per week, which shall only be schedule on Saturday and Sunday; (2) maintenance downtime for specific critical Software issues. InsynQ shall contact SAMPLE COMPANY at least 24 hours in advance of the need for such downtime, to schedule a mutually agreeable time to perform such maintenance; and (3) any downtime due to Software defects, or caused by other forces beyond the immediate control of InsynQ.

2.3 InsynQ will track the Scheduled Available Time for each calendar month and in the event that InsynQ Service is not available for two or more hours of the 99.5% Scheduled Available Time during the Term of this Agreement and any applicable Renewal Period, then InsynQ will issue a credit to SAMPLE COMPANY in an amount equal to 50% of one day of InsynQ's subscription service fee for each increment of two hours of such unavailable time in that month.

2.4 InsynQ will provide SAMPLE COMPANY with its regular maintenance downtime schedule seven days in advance.

2.5  Taxes. SAMPLE COMPANY shall be responsible for all sales taxes, use taxes
     -----
     and any other similar taxes and charges of any kind imposed by any federal, state or local governmental entity on the transactions contemplated by this Agreement, excluding only U.S. taxes based solely upon InsynQ's income. When InsynQ has the legal obligation to pay or collect such taxes, the appropriate amount shall be invoiced to and paid by SAMPLE COMPANY unless SAMPLE COMPANY provides InsynQ with a valid tax exemption certificate authorized by the appropriate taxing authority.

3. Support Services
     3.1  Services. InsynQ will maintain a hosting facility where the InsynQ
          --------
          Servers and the Software are located. InsynQ will use commercially reasonable efforts to provide performance analysis and tuning services, hardware preventative maintenance, and regular back-up services. With respect to the Software, InsynQ will be responsible for installing and configuring the Software on the InsynQ Servers. InsynQ will answer technical questions by Customer concerning application functionality of the Software within the scope of this Schedule.

     3.2  Updates: "Update" shall mean a release or version of the Software
          -------
          containing new features, functional enhancements, extensions, error corrections or fixes, which are indicated by a change in the numeric identifier for the Software in the digit either to the right or left of the decimal. InsynQ will install into production Updates once they have been certified by InsynQ as being production-worthy. InsynQ and Customer will collaborate concerning the impact of Updates on Customer's business processes. InsynQ will make a range of implementation dates for Updates available to Customer, and Customer agrees to implement within the InsynQ-specified timeframe.

     3.3  Application Support.
          -------------------

     (a) During the term of this Agreement, InsynO will provide support personnel that will be available during InsynO Business Days, and via the Communication Methods defined below.

     (b) InsynQ Business Days. Except for designated holidays and severity "Urgent" and "High" events as described below, standard support hours are Monday through Friday (excluding Holidays), 7:00 a.m. to 6:00 p.m. Pacific time.

     (c) Communication Methods. Customer can communicate with InsynQ's Service team in any or all of the following ways. InsynQ will inform Customer in writing of any changes to this information

        -----------------------------------------------------------------------
           Phone       1-877-873-7261              Email:    support@insynq.com
        -----------------------------------------------------------------------
           US Mail or  1101 Broadway Plaza         Fax:      253.404.3842
           FedEx:      Tacoma, WA 98402
        -----------------------------------------------------------------------

     (d) Application Issues. InsynQ will provide support concerning implementation and use of the hosted Software. InsynQ will respond to reported application issues according to the following protocols:

--------------------------------------------------------------------------------------------------------------------------------
Severity                           Definition                              Response Time                       Resolution Time
Level
--------------------------------------------------------------------------------------------------------------------------------
Urgent                  Inability to access any          InsynQ will respond to Urgent priority calls      Within four (4)
                        Software that affects more       within fifteen (15) minutes of being contacted    hours of contact
                        than one SAMPLE COMPANY user     by a SAMPLE COMPANY client care representative    from a SAMPLE COMPANY
                        or during implementation, a      with a phone call from an agent or engineer       client care
                        request for a change to the      qualified to resolve the stated issue.            representative
                        Software's technical
                        environment necessary to
                        SAMPLE COMPANY's
                        configuration of the Software
--------------------------------------------------------------------------------------------------------------------------------
High                    Inability of any single SAMPLE   InsynQ will respond to High priority calls        Within twelve (12)
                        COMPANY user to access any       within thirty (30) minutes of being contacted     hours of contact
                        Software                         by a SAMPLE COMPANY client care representative    from a
                                                         with a phone call from an agent or engineer       SAMPLE COMPANY
                                                         qualified to resolve the stated issue.            client care
                                                                                                           representative

--------------------------------------------------------------------------------------------------------------------------------
Medium                  The Software response time or    InsynQ will respond to Medium priority calls      Within twenty-four
                        accessibility is sub-optimal     within two (2) hours of being contacted by a      (24) hours of
                        resulting in slow response       SAMPLE COMPANY client care representative with    contact from a
                        times or restricted              a phone call from an agent or engineer            SAMPLE COMPANY
                        accessibility                    qualified to resolve the stated issue             client care
                                                                                                           representative

--------------------------------------------------------------------------------------------------------------------------------
Low                     A request from a SAMPLE          InsynQ will respond to Low priority calls         Within forty-eight
                        COMPANY client care              within four (4) hours of being contacted by a     (48) hours of
                        representative for an            SAMPLE COMPANY client care representative with    contact from a
                        enhancement or a change to the   a phone call from an agent or engineer            SAMPLE COMPANY
                        Software's technical             qualified to resolve the stated issue             client care
                        environment.                                                                       representative


--------------------------------------------------------------------------------------------------------------------------------

Software Access.

4.1  Ownership. This license is not a sale and does not convey any rights of
     ---------
     ownership in or to the Software. InsynQ is not granting SAMPLE COMPANY any rights whatsoever in the Software source code. All right, title, and interest in the Software and any updates, upgrades or modifications thereof, or in any ideas, know-how, and programs developed by InsynQ or its licensors during the course of this Agreement will remain the property of InsynQ or its licensors. All right, title, and interest in SAMPLE COMPANY's data will remain the property of SAMPLE COMPANY. Notwithstanding anything in this Agreement to the contrary, SAMPLE COMPANY shall own all right, title and interest in any derivative work of the Software developed by

     SAMPLE COMPANY or its licensors and such derivative work will remain the property of SAMPLE COMPANY.

4.2       Access. Subject to the terms and conditions of this Agreement, and for
          ------
     the term of this Agreement, InsynQ grants SAMPLE COMPANY non-exclusive, non-transferable rights to use and access the Software for SAMPLE COMPANY's business purposes.



5.   Security

InsynQ will provide the following Security:

     (a) Application Security -- InsynQ will take all reasonable measures to ensure that only SAMPLE COMPANY authorized users and authorized SAMPLE COMPANY agents will be provided access to the Software;
     (b) Physical Security -- InsynQ will act diligently to ensure that only SAMPLE COMPANY authorized users and SAMPLE COMPANY authorized agents are provided access to the Software;
     (c) InsynQ recognizes that its ability to maintain the foregoing security levels is a material inducement for SAMPLE COMPANY to enter into this Agreement and any failure on the part of InsynQ to maintain said security will be a material breach of this Agreement upon which SAMPLE COMPANY may terminate this Agreement without prior notice to InsynQ.

6.   Confidentiality

Each Party (a "Receiving Party") acknowledges that it and its employees or agents may, in the course of performing the services or satisfying its obligations hereunder, be exposed to or acquire information which is proprietary to or confidential to the other Party (a "Disclosing Party") or its affiliated companies or their clients. Any and all information of any form obtained by a Receiving Party or its employees or agents in the performance of the services or the satisfaction of such Party's obligations hereunder shall be deemed to be the confidential and proprietary information of the Disclosing Party. The Receiving Party agrees to hold such information in strict confidence and not to copy, reproduce, sell, assign, license, market, transfer or otherwise dispose of, give or disclose such information to third parties or to use such information for any purposes whatsoever other than pursuant to the terms and conditions set forth in this Agreement and to advise each of its employees and agents of their obligations to keep such information confidential. All such confidential and proprietary information described herein, in whatever form, is hereinafter collectively referred to as "Confidential Information", provided that Confidential Information shall exclude all information, which (a) is at the time of disclosure, or thereafter becomes, a part of the public domain through no act or omission of the other party, its employees or agents; or (b) was in the other party's possession as shown by written records prior to the disclosure and had not been obtained by such party either directly or indirectly from the disclosing party; (c) is hereafter disclosed to the other party by a third party who did not acquire the information directly or indirectly from the disclosing party hereunder; (d) was independently developed by the other party without use of the Confidential Information, as evidenced by written records; or (e) was required by law to be disclosed, but only to the extent and for the purposes of such required disclosure. The Receiving Party shall promptly advise to the Disclosing Party immediately in the event the Receiving Party learns or has reason to believe that any person who has had access to Confidential Information has violated or intends to violate the terms of this Agreement and the Receiving Party will at its expense cooperate with the Disclosing Party in seeking injunctive or other equitable relief against any such person.

7.   Term

This Agreement shall be effective on the Effective Date and shall continue in full force and effect until superseded by a permanent hosting Agreement or for a period not to exceed thirty (30) days whichever comes first. In the event that the parties have not executed a permanent hosting Agreement prior to the expiration of the foregoing thirty (30) day term they may, by mutual agreement and in writing, extend this Agreement for a two additional periods of thirty
(30) days (each a "Renewal Term"). Any such Renewal Term will be governed by the terms and conditions of this Agreement.

8.   Infringement

InsynQ agrees to defend, indemnify and hold harmless Licensee from any loss, liability and expense (including reasonable attorneys' fees) incurred by Licensee as a result of any claim, demand or action against Licensee based on, related to or arising out of any claim that the Intellectual Property provided hereunder infringes any U.S. patent, copyright, trade secret, or similar proprietary right of a third party. If such claim has occurred, or in InsynQ's judgment is likely to occur, Licensee agrees to allow InsynQ, at InsynQ's option and expense, (a) to procure the right for Licensee to continue copying and using the Intellectual Property in accordance with this Agreement, or (b) to replace or modify the Intellectual Property in a functionally equivalent manner so that it becomes noninfringing. In the event that the above remedies are not reasonably available, InsynQ shall refund to Licensee an amount equal to the depreciated license fee paid by Licensee (calculated on a straight line basis over a five-year life), and Licensee shall have the option to terminate this Agreement upon thirty (30) days notice to InsynQ.

9.   Survival

Notwithstanding anything herein to the contrary, the provisions of Section 5 of this Agreement shall survive any termination of this Agreement and shall continue to bind SAMPLE COMPANY and InsynQ for a period of three (3) years from the Effective Date.

10.  Assignment

This Agreement shall be binding upon the Parties' respective successors and permitted assigns. Neither Party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party, which consent, shall not be unreasonably delayed or withheld, and any such attempted assignment shall be void. Notwithstanding anything herein to the contrary, either Party may assign this Agreement, or any of its rights or obligations hereunder, upon written notice to the other Party, to a current or future parent company, a subsidiary or any of its affiliated companies, without the consent of such other Party and either Party may assign this Agreement to any entity which shall assume all or substantially all of the business of such Party to which the subject matter of this Agreement pertains or by assignment by operation of law or merger without the prior consent of the other party. Any sale of the majority of the capital stock, merger, consolidation or reorganization of a Party shall be deemed an assignment for purposes of this Agreement. Notwithstanding anything in this Section 9 to the contrary, if either
                                            ---------
party determines to sell its capital stock on a national stock exchange or over-the-counter market, then the transfer of such publicly traded stock, shall not constitute an assignment for the purposes of this Agreement.

11.  Complete Agreement

This Agreement and each Schedule and Exhibit attached hereto and incorporated herein shall constitute the entire understanding of the Parties, which understanding supersedes and merges all prior proposals, understandings and all other Agreements, oral and written, between the Parties relating to the subject matter hereof and may not be modified except in a writing executed by both Parties.

12.  Waiver

No waiver of any violation or nonperformance of this Agreement in one instance will be deemed to be a waiver of any violation or nonperformance in any other instance. All waivers must be in writing signed by the waiving party.

13.  Construction

Nothing contained in this Agreement will be deemed to be made for the benefit of any third party. All headings and titles are for the convenience of the parties only.

14.  Force Majeure

Neither Party shall be liable to the other for any delay or failure to perform due to causes beyond its reasonable control. Performance times shall be considered extended for a period of time equivalent to the time lost because of any such delay.

15.  Severability

In the event that any one or more of the provisions of this Agreement is invalid or otherwise unenforceable, the enforceability of the remaining provisions thereof shall be unimpaired.

16.  Disclosures and Announcements

Both the timing and the content of all disclosure to third parties and public announcements concerning the transactions provided for in this Agreement by either party shall be subject to the approval of the other in all essential respects, except that neither Party's approval shall be required as to any statements and other information which the other Party may be required to make pursuant to any rule or regulation of the Securities and Exchange Commission, the New York Stock Exchange, Inc. or the Nasdaq Stock Market, Inc., or otherwise required by law.

17.  Descriptive Headings

All paragraph headings, titles and subtitles contained herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

18.  Counterparts

This Agreement may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same Agreement.

19.  Interpretation

The Parties have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement.

20.  Governing Law; Jurisdiction

The parties make this Agreement under, and for construction in accordance with and for governing by, the laws of the State of Arizona. Either party may bring suit to enforce any provision of this Agreement or to obtain any remedy with respect hereto in Maricopa County Superior Court or the

United States District Court for the District of Arizona. For this purpose both parties hereby expressly and irrevocably consent to the jurisdiction of said courts.

19. Binding Effect

This Agreement shall inure to the benefit of and shall be binding upon the parties hereto, their successors and assigns.

20. Amendments

No change or amendment to this Agreement shall be valid unless in writing and signed by all the Parties.

It is understood that this Agreement may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same document.

21. Limitation of Liability

EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 7 EACH PARTY'S
------------------------------------------------------------------------------
TOTAL LIABILITY TO THE OTHER FOR BREACH OF CONTRACT AND FOR ALL OTHER CLAIMS
----------------------------------------------------------------------------
(INCLUDING, WITHOUT LIMITATION, TORT CLAIMS) ARISING OUT OF OR RELATED TO THIS
------------------------------------------------------------------------------
AGREEMENT SHALL NOT EXCEED FIFTY-THOUSAND DOLLARS ($50,000.00).
-------------------------------------------------------------

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, CONSEQUENTIAL, INCIDENTAL
--------------------------------------------------------------------------------
OR PUNITIVE LOSS, SPECIAL OR EXEMPLARY DAMAGES OR EXPENSES (INCLUDING LOST
--------------------------------------------------------------------------
PROFITS AND SAVINGS) PURSUANT TO THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN
---------------------------------------------------------------------------
ADVISED OF SUCH DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUE OR
--------------------------------------------------------------------------
ANTICIPATED PROFITS, OR LOST BUSINESS.
-------------------------------------



SAMPLE COMPANY Inc.                          InsynQ, Inc.


By: _____________________                    By: _____________________

Title: __________________                    Title: __________________

Date: ___________________                    Date: ___________________

                            SCHEDULE A to EXHIBIT F
                               Schedule of Fees


InsynQ shall provide the following applications in a hosted environment for the subscription fees outlined below:


Product                   Number of Users         Monthly Subscription Fee



An additional one-time $19.00 fee will charged per use to set up each profile.

Additional 15MB of storage available for $15 and additional aliases set up for $5.00 each

InsynQ shall invoice SAMPLE COMPANY monthly for services rendered in the previous month. SAMPLE COMPANY agrees to provide InsynQ payment for six months of subscription service fees in advance upon execution of this Agreement and agrees that they will receive monthly invoices beginning in the seventh month of service and monthly thereafter based upon the actual number subscribers utilizing the service each month. SAMPLE COMPANY agrees to pay InsynQ for the actual number of subscribers utilizing InsynQ's service each month and will receive a supplemental invoice in the first six months when the number of user's exceeds the initial agreed upon number of subscribers.

  All invoices are due and payable in full within 30 days of date of invoice. Hosting and access fees will begin to accrue on April 7, 2000, which is the date the network was made available for SAMPLE COMPANY's use. Fees will not accrue if SAMPLE COMPANY is unable to access the InsynQ servers solely because of non-performance by InsynQ. Any invoice not paid within thirty (30) days of the due date will be deemed late, and will accrue late charges as of the date due. Late charges shall be at a rate of 1% per month, or the maximum rate allowed under law, whichever is lower, from the date such payment was due until the date paid.

                                   EXHIBIT G

        TERMS FOR SUBMISSION OF ORDERS FOR APPLICATION HOSTING SERVICES



The following process will be followed when either Macola or Macla Business Partner submits and order for Application Hosting Services.

Macola Customer brought in by Macola Business Partner to InsynQ
---------------------------------------------------------------

Step 1:  InsynQ checks and approves Macola Customers' Credit
Step 2: InsynQ provides Macola Customers with Application Hosting Agreement to be signed
Step 3: InsynQ provides Macola Customers with Macola License Agreement to be signed
Step 4 InsynQ communicates to Macola Business Partner on all documents being accepted
Step 5:  InsynQ Places Order with Macola
Step 6: Macola Ships a license registration to InsynQ and manuals to Macola End User
Step 7: Macola communicates to Macola business Partner that Manuals have been shipped and a license registration has been provided to InsynQ



Macola Customer Brought in by Macola Directly to InsynQ
-------------------------------------------------------

Step 1:  InsynQ checks and approves Macola Customers' Credit
Step 2: InsynQ provides Macola Customers with Application Hosting Agreement to be signed
Step 3: InsynQ provides Macola Customers with Macola License Agreement to be signed
Step 4:  InsynQ provides Macola Customers with Support Agreement to be signed
Step 5   InsynQ communicates to Macola on all documents being accepted
Step 6:  InsynQ Places Order with Macola
Step 7: Macola Ships a license registration to InsynQ and manuals to Macola End User

                                   EXHIBIT H

           MACOLA(R) SOFTWARE RESELLER OBJECT AND HOSTING AGREEMENT

Reseller # 73948                                         Date: May 19/th/, 2000
           -----                                               ----------------

Pursuant to the terms of a Master Licensing Agreement between the parties dated May 19/th/, 2000 (the "Master Licensing Agreement"), Macola, Inc., an Ohio corporation, hereinafter referred to as "Macola" hereby grants to InsynQ, Inc., a [x] Washington corporation, [ ] partnership, [ ] sole proprietorship with offices located at 1101 Broadway, Tacoma, WA 98402. Phone # 253-383-1085, hereinafter alternately referred to as "Licensee" or "Reseller," a non-exclusive non-transferable license to market and promote access and use of the Macola Products (as defined in the Master Licensing Agreement and further defined below) via Application Hosting Services (as defined in the Master Licensing Agreement), and to host the Macola Products for access and use by Macola Users (as defined in the Master Licensing Agreement) market, distribute and sublicense, under the terms and conditions set forth below and in the Master Licensing Agreement, certain of Macola's proprietary computer software items and certain computer software proprietary to third parties which Macola has rights to distribute, all as more fully identified in paragraph 1.3 below. Terms not defined in this Agreement have the same meaning as in the Master Licensing Agreement.

1. DEFINITIONS

1.17 The "Macola Products" are also referred to as the "Software" or the "Licensed Software". The Software shall include all software, both Macola(R) software and software proprietary to third parties, described on Macola's current standard price list Exhibit B to the Master Licensing Agreement ("Price List") as issued by Macola from time to time. A software product listed on thesuch Exhibit B Price List is hereinafter individually referred to as a "Module." or a "Licensed Module".

1.18 "Certification" means satisfaction by Licensee of the requirements and completion of the training established in Macola's Policies and Guidelines, as described in paragraph 4.7 below, which are required for the marketing, distribution, sublicensing, installation and support of a Module. Licensee is "certified" as to a Module when all then current requirements for Certification in Macola's Policies and Guidelines have been met.

1.19 The "Licensed Software" is comprised of those Modules for which Licensee has achieved and maintains in force Certification. Modules included among the Licensed Software are "Licensed Modules". If Licensee fails to maintain Certification in force for any Licensed Module, such Module shall cease to be a Licensed Module as of the date Licensee is no longer certified, unless otherwise provided in the Policies and Guidelines.


The Licensed Software shall include:
d)  all machine executable code delivered hereunder ("Object Code"); and
e) all information contained in any user documentation ("User's Manual(s)") supplied; and
f) any subsequent corrections, enhancements or modifications to the Licensed Modules in machine executable code format which Macola may elect to furnish to Licensee during the term of this License.

    Licensed Software which is proprietary to third parties is referred to as "Third Party Software". Licensed Software which is proprietary to Macola, including the Macola(R) software, is referred to as "Macola Software".

1.20 "Demonstration" or "Demo(s)" shall mean a non-warranted, "AS IS", restricted use representation of the Licensed Software in machine executable code only with limitations in printing, entry of a company name, dates and on other functions as determined by Macola from time to time.

1.21 An "Eligible Computer System" shall be any computer system under the custody and control of Reseller running a Macola supported operating system. any one of the following:

c) any single user computer system running the Licensed Software under a Macola supported operating system.

d) A multi-user system connecting up to five (5) computer workstations or terminals concurrently using the Licensed Software; except that, should the individual computer workstations or terminals be disconnected from the multi-user system, and continue to run the Licensed Software in any form, then each of these disconnected computers shall be considered to be a single Eligible Computer System.

1.22 An "Object Pack" or "Package" shall consist of the Object Code and the User's Manual, for one Licensed Module.

1.23 An "Object Use" means the use of one Object Pack for one Licensed Module, and is defined as occurring when such Object Pack is first registered.

1.24 A "LAN/USER Group" shall consist of each additional group of five (5) computer workstations or terminals in addition to the multi-user system defined in paragraph 1.5b, connected to an Eligible Computer System.

1.25 A "LAN/USER Group Use" means the use of one LAN/USER Group and is defined as occurring when one such LAN/USER Group is first registered.

1.26 "Burst Pack" shall mean the sealed envelope or other package containing the Object Code with a user license agreement printed on the face side or otherwise referenced thereon which must be unsealed by the customer prior to the installation and use of the Licensed Software.

1.27 "Registration" means copying a registration file supplied by Macola onto an Eligible Computer System on which the Licensed Software has been installed. The registration file includes encrypted information on the End User's name and purchased Object Packs and LAN/USER Group Usesaccess and use rights for Licensed Software Modules.

1.28 "Registered Software" shall mean a specific Object Pack instance of the Licensed Software on a specific Eligible Computer System, or LAN/USER Group, described in a registration file for which Registration has been completed, which displays a specific End User's company name and address, on a copyright and registration screen that displays upon initial accessing of the Licensed Software, or as otherwise implemented by Macola for the Application Hosting Environment.

1.29 "End User" means any entity which has accepted or signed, as required, the applicable Macola-approved license agreement for the Licensed Module in question a Macola User, as defined in the Master Licensing Agreement. and to which such Licensed Module has been provided.

1.30 The terms "Module," "Licensed Module," "Registered Software," "Object Code," "User Manual(s)," and "Object Pack(s)" as used herein shall refer to the whole as well as to any portions thereof, and also to any copies made of such materials.

1.31 "Consultant" means any entity that has entered into a Macola Qualified Consultant Agreement.

1.32 "Support Subscription Service Agreement" (SSSA) shall mean the agreement for Support Services provided to Licensee by Macola, which must be renewed annually as more fully set forth in the SSSA.

1.33  `Master License' shall mean the MASTER LICENSING AGREEMENT dated May
                                                                       ---
     19/th/, 2000, by and between Macola and InsynQ.
     ------------
6.   PROMOTION, ORDERS, FEES AND PAYMENTS

2.7 Licensee agrees to use reasonable diligent efforts to actively promote the distribution and license of use of the Licensed Software in an Application Hosting Services environment with Licensee.
2.8 Each order placed by Licensee with respect to a prospective license of Licensed Software for use in an Application Hosting Services environment with Licensee shall be deemed to incorporate all of the terms and conditions of this Agreement. Licensee may place orders only for Licensed Modules. ALL ORDERS ARE EXPRESSLY LIMITED TO THE TERMS HEREOF AND ABSENT AN EXPRESS WRITTEN AGREEMENT BY MACOLA AND LICENSEE ANY ADDITIONAL OR DIFFERENT TERMS ARE OBJECTED TO WITHOUT FURTHER NOTIFICATION. Each order shall be subject to acceptance by Macola, in its sole discretion, shall be made in the manner and shall comply with all requirements of this Agreement and any requirements set forth in the Policies and Guidelines in effect from time to time.
2.9 During the term of this Agreement, Licensee may refer to itself as a "Macola Reseller" solely in connection with Software. No rights are granted to Licensee to use trademarks and trade names of Macola, except the limited permission for Licensee to use the trademarks "MACOLA(R)" and such other Macola Trademarks as Macola from time to time authorize Licensee to use hereunder, solely to identify Macola's products marketed under this Agreement. Licensee shall provide to Macola for prior review and written approval all promotional, advertising and other materials and activities using or displaying the trademarks or trade names of Macola. Licensee agrees to change or correct, at Licensee's expense, any such material which Macola in its sole judgment, determines to be inaccurate, objectionable, misleading or a misuse of its trademarks or trade names. Permission granted relevant to the trademarks of Macola shall terminate with the expiration or termination of this Agreement. Upon such expiration or termination, Licensee shall immediately cease referring to itself as a "Macola Reseller," and shall immediately cease using the marks "MACOLA" and "PROGRESSION SERIES" and any other trademarks or trade names of Macola.
2.10 All fees, charges, uses and other sums set forth herein are expressed in and shall be paid in United States Dollars, unless otherwise agreed by Macola, and are non-refundable.
2.11 Licensee shall pay Macola a fees as specified in the Master Licensing Agreement on Macola's then current Price List for all products ordered hereunder which becomes due and payable under the terms and conditions as are specified on the Price List, which are subject to change by Macola from time to time without notice. Overdue payments may, at the option of Macola, be charged interest at the rate of 1.5% per month, or the maximum permitted by applicable law, whichever is less. The amounts retained by Licensee under the Master Licensing Agreement from its customers with respect to its sales of Application Hosting Services to Macola Customers are the sole monetary consideration hereunder.
2.12 In addition to any other sums payable hereunder, Licensee shall pay to or reimburse Macola upon demand for amounts equal to any taxes, however designated, arising from or based upon the fees, this Agreement, the License, or the Licensed Software and any associated media and Manuals furnished for their use (but not including any taxes based on Macola's net income) and related interest and penalties, if any, imposed by governmental authority at any time. If, under applicable law, Licensee is required to withhold any tax on any payments due Macola, then the amount of the payment will be automatically increased to totally offset such tax, so that the amount actually remitted to Macola, net of all taxes, equals the amount invoiced or otherwise due. Licensee will promptly furnish Macola with the official receipt of payment of these taxes to the appropriate taxing authority.

7.   TITLE, COPYRIGHT, PROPRIETARY RIGHTS, AND TRADE SECRETS

3.5 Licensee understands and agrees that the Software embodies substantial creative efforts. Any portions thereof marked as trade secrets contain confidential information, ideas and expressions. Any and all copyright, trade secrets, patent, and other intellectual and proprietary rights in the Software are and remain the valuable property of Macola or its licensors.
3.6 Aspects of the Software that are Macola trade secrets without the necessity of separate marking include but are not limited to the specific design and structure of such tasks as interactive data entry, file handling, report generation and the like.
3.7 Licensee shall not alter or remove any Macola copyright, proprietary rights, and/or trade secrets notices, and shall not do or fail to do any act or thing which will impair any of Macola's or its licensors' proprietary or other rights in and to the Software and any trademarks, service marks and trade names of Macola.
3.8 Licensee shall include reasonable facsimiles of any Macola or third party copyright, proprietary, and/or trade secrets notices on each and every copy it makes of the Licensed Software in the same manner as provided on the materials comprising the Licensed Software received from Macola.

8.   SCOPE OF LICENSE

8.1  Licensee may, on a non-exclusive, non-transferable basis
e) use the Licensed Software as an End User for its own internal data processing purposes only, and subject to the applicable Macola End User signed or unsigned license agreement form;
f) sublicense the Licensed Software, consistent with Section 6, where a standard form of Sublicense Agreement provided by Macola is required to be used; [not sure if this applies]
g) use the Licensed Software as a data processing professional which installs Licensed Modules on Licensee's systems and registers Object Packs and LAN/USER Groups the Licensed Modules to End Users for Object Use and LAN/USER Group Use in an Application Hosting Services environment operated by Licensee only, and only for the purpose of installing and registering such Object Packs and LAN/USER Groups Licensed Modules on its systems;
h) as a distributor of Macola which distributes the Licensed Software to other licensees or Consultants of Macola (as designated by Macola in writing) to install and register Object Packs and LAN/USER Groups to End Users for Object Use and LAN/USER Group Use; according to all the terms and conditions set forth in this Agreement. [not sure about this]
i) As a Application Service Provider (ASP) providing software Application Hosting Services and related services for to the Licensed Software under the terms and conditions as specified in the Master Licenseing Agreement, but only to Macola Users identified by Macola to Licensee and for which Registration has occurred.
4.lO Licensee is strictly prohibited from using the Licensed Software on any computer system which is not an Eligible Computer System, as defined in paragraph 1.52 above.
4.1l Each Package or LAN/USER Group used by Licensee shall count as one Object
     Use or LAN/USER Group Use for each Eligible computer system on which it is used.
4.l2 Licensee may not copy the Licensed Software except as specified in paragraph 4.65. All Object Packs, LAN/USER Groups, copies of the Licensed Software and registration files required to exercise its rights under paragraphs 4.1 and 4.2 above must be obtained from Macola.

4.l3 As long as the MASTER LICENSE Master Licensing Agreement remains in effect,
     Licensee will enjoy all rights under a must maintain an active Support Subscription Service Agreement (SSSA) with Macola. as an obligation to this Agreement. Unless otherwise set forth in the Policies and Guidelines, a current valid SSSA covering Licensee is required to be in force in order for Licensee to be certified as to any Modules. The SSSA also defines levels of services provided to Licensee by Macola, all as more fully set forth therein.
4.14 Licensee may make and maintain as many as reasonably needed of up to three
     (3) back-up copies of the Licensed Software provided they are used for back-up purposes, and Licensee maintains possession of the back-up copies.
4.15 As a condition of its continued enjoyment of rights hereunder, Licensee agrees to comply at all times with any Macola policies and guidelines applicable to ASP's, resellers and distributors as may be in effect during the term of this Agreement ("Policies and Guidelines"), including but not limited to any Partner Programs Requirements or annual performance requirements. Macola will notify Licensee of the Policies and Guidelines, if any, in effect as of the Effective Date, and will give Licensee notice of the adoption of and changes in such guidelines, policies and requirements as they may occur from time to time hereafter.
4.16 Regardless of any disclosure made by Licensee to Macola of an ultimate destination of the Licensed Software, Licensee acknowledges that the Licensed Software and all related technical information, documents and materials are subject to export controls under the U.S. Export Administration Regulations. Licensee will (i) comply strictly with all legal requirements established under these controls, (ii) cooperate fully with Macola in any official or unofficial audit or inspection that relates to these controls and (iii) not export, reexport, divert, transfer or disclose, directly or indirectly, any Software or Module or related technical information, document or material or direct products to any of the countries that are restricted by the U.S. Commerce Department, executive order or otherwise or to any national or resident thereof unless Licensee has obtained the prior written authorization of Macola and the U.S. Commerce Department.
4.l7 All rights, without limitation, are reserved to Macola to cease publishing, licensing or distributing any or all Modules or to alter, change the design, or development of said products.

9.   UPDATES AND SUPPORT TO THE LICENSED SOFTWARE

5.3 Except as otherwise provided in the Policies and Guidelines, Macola shall provide Licensee with support and updates or upgrades to the Licensed Software which may become available from Macola under the terms and conditions of Macola's SSSA.
5.4 Licensee is responsible for providing support, updates and upgrades to its End Users. Macola reserves the right, however, at its election to offer direct support to End Users, and to directly provide updates and upgrades to End Users.

9.   LICENSING, INSTALLATION AND REGISTRATION RIGHT

9.1 Consent to a Macola User to The access and use the Licensed Software in an Application Hosting Environment operated by Licensee may will be made available as determined by Macola under the terms of to Licensee to market under (a) a standard form of Sublicense License Agreement provided by Macola to be signed by the customer and Macola. or (b) a standard form of "Burst Pack" License Agreement provided by Macola that need not be signed. Macola will notify Licensee in writing of the Licensed Modules which may be marketed using "Burst Pack" License Agreements, and the circumstances under which such non-signed license agreements may be used. Except as so notified, a signed Sublicense Agreement is required in all instances.

9.2 Licensee agrees that where a signed Sublicense Agreement is required it will provide and distribute the Licensed Software to customers only pursuant to the terms and provisions of Macola's standard form of Sublicense Agreement in effect from time to time during the term of this Agreement. Where a "Burst Pack" unsigned License Agreement is permitted, Licensee agrees that it will (i) notify the customer at the time of order that the customer's acceptance of a license agreement is required as a condition of use of the Licensed Software; (ii) ensure that an unopened "Burst Pack" containing the applicable Licensed Software is delivered to the customer; (iii) ensure that the customer understands the meaning of the applicable license and licensing in general prior to any installation of the Licensed Software by Licensee or a Consultant; and (iv) accept return of an unopened "Burst Pack" package from customers who do not wish to be bound by the license agreement and in such cases return all moneys paid by such customer for the applicable Licensed Software.
9.3 Licensee shall obtain Macola's prior written approval of any proposed amendment or change to the Sublicense Agreement form. Licensee may not change the "Burst Pack" unsigned License Agreement form. No delivery of any copies of Licensed Software requiring a signed license agreement shall be made or permitted by Licensee until Licensee has first obtained the customer's assent to and signature on a Sublicense Agreement covering the Licensed Software in question. Licensee shall promptly deliver a copy of all such executed Sublicense Agreements to Macola. All Sublicense Agreements require Macola's written approval to become effective.
9.4 Except as may be expressly provided herein or in any Macola end-user license agreement executed by Licensee. Licensee agrees not to duplicate, manufacture, reverse engineer, decompile or copy Software. Except as provided herein, Licensee shall not, and shall require that its End Users do not, copy or modify any Software outside of permissible copies as outlined in an approved Sublicense Macola License or Sublicense Agreement or "Burst Pack" License Agreement, where permitted. Licensee will enforce the terms of Sublicense Agreements and will cooperate fully with Macola should Macola elect to exercise its rights under such Sublicense Agreements or otherwise.
9.5 Licensee shall provide Object Packs contained in unopened Burst Packs to Consultants for distribution to customers, provided that prior to any Consultant's receipt of any Object Packs, the Consultant shall enter into a Qualified Consultant Agreement with Macola and that Licensee instructs the Consultant on items (ii) to (iv) in paragraph 6.2 above and obtains the Consultant's agreement to comply with such provisions.
9.6 Licensee is strictly prohibited from transferring the Object Packs for useing the Licensed Software on any computer system which is not an Eligible Computer System.
9.7 Each Object Pack or LAN/USER Group Registered by Licensee or a Consultant shall count as one Object Use or LAN/USER Group Use for each computer system on which it is used as defined in Section 1.5.
9.8 In the event the End User wishes to use one or more Object Packs or LAN/USER Groups on more than one Eligible Computer System, individual Object Packs or LAN/USER Groups must be purchased and Registered for each such Eligible Computer System, and each Object Pack or LAN/USER Group used on each Eligible Computer System shall count as one Object Use or LAN/USER Group Use.
9.9 Unless Macola has entered into a direct support agreement with the End User, Licensee is responsible for the support of End Users to whom it distributed the Licensed Software. Macola's support of Licensee in connection with any End Users which do not have a direct support relationship with Macola shall be provided solely under the terms and conditions of the Macola SSSA.
9.10 Demo's and User's Manuals may be purchased from Macola to be provided to prospective customers subject to the Macola Policies and Guidelines.

10. PROGRAMMING LANGUAGE, OPERATION SYSTEM, EQUIPMENT CONFIGURATION AND PREPARATORY PROCEDURES

7.1  Licensee understands and agrees that:
e) in order for the Licensed Software to be functional, a correct copy of the specific operating system and correct system manager from Macola are required; and
f) the Licensed Software requires a computer hardware system with an adequate amount of memory available for operation of the Licensed Software after the operating system and any necessary programs have been loaded into memory; and
g) the Licensed Software requires sufficient mass storage, and a compatible monitor and printer.
h) that such system manager, memory and mass storage requirements may change depending upon changes to factors which may be out of the control of Macola.

11.  WARRANTIES AND LIMITATION OF LIABILITY

11.1 Macola warrants that it has full power and authority to enter into this Agreement and to grant to Licensee the rights herein granted.
11.2 Licensee warrants that it has full power and authority to enter into this Agreement and that it has not entered into any contract or commitment which shall interfere with the performance of its obligations hereunder.
11.3 Except for the warranties set forth in paragraph 8.1 above, Macola makes no warranty to Licensee concerning the Software, Licensed Software or otherwise. Any such Macola warranties are made directly to the End User and shall only be as provided in a Macola-approved License or Sublicense Agreement or "Burst Pack" unsigned License Agreement. LICENSEE UNDERSTANDS AND AGREES THAT THE LICENSED SOFTWARE IS PROVIDED TO IT HEREUNDER STRICTLY ON AN "AS IS" BASIS. EXCEPT AS EXPRESSLY STATED IN PARAGRAPH 8.1 ABOVE, MACOLA MAKES NO WARRANTIES, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE. MACOLA DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
11.4 LICENSEE SHALL MAKE NO REPRESENTATION OR WARRANTY CONCERNING THE QUALITY, PERFORMANCE OR OTHER CHARACTERISTICS OF THE SOFTWARE OR LICENSED SOFTWARE OTHER THAN THOSE WHICH ARE CONSISTENT IN ALL RESPECTS WITH, AND DO NOT EXPAND THE SCOPE OF, THE WARRANTIES MADE BY MACOLA DIRECTLY TO END USERS IN THE STANDARD MACOLA-APPROVED LICENSE OR SUBLICENSE FORM OR "BURST PACK" LICENSE AGREEMENT FORM OR AS OTHERWISE APPROVED BY MACOLA IN A WRITING ADDRESSED TO LICENSEE WHICH EXPRESSLY REFERS TO THIS PARAGRAPH 8.4.
11.5 UNDER NO CIRCUMSTANCES WILL MACOLA OR ITS DIRECT AND INDIRECT SUPPLIERS BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE, OR INCIDENTAL DAMAGES OR LOST PROFITS, WHETHER FORESEEABLE OR UNFORESEEABLE, BASED ON CLAIMS OF LICENSEE OR ITS DEALERS, END USERS OR CUSTOMERS (INCLUDING, BUT NOT LIMITED TO, CLAIMS FOR LOSS OF DATA, GOODWILL, USE OF MONEY OR USE OF THE PRODUCTS, INTERRUPTION IN USE OR AVAILABILITY OF DATA, STOPPAGE OF OTHER WORK OR IMPAIRMENT OF OTHER ASSETS), ARISING OUT OF BREACH OR FAILURE OF EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE,

     STRICT LIABILITY IN TORT OR OTHERWISE. IN NO EVENT WILL THE AGGREGATE LIABILITY WHICH MACOLA AND ITS DIRECT AND INDIRECT SUPPLIERS MAY INCUR IN ANY ACTION OR PROCEEDING EXCEED THE TOTAL AMOUNT ACTUALLY PAID TO MACOLA BY LICENSEE FOR THE SPECIFIC PRODUCT THAT DIRECTLY CAUSED THE DAMAGE. Both parties acknowledge that the foregoing limitations on liabilities and the disclaimer of warranties set forth in paragraph 8.3 represent a mutually agreed upon allocation of risk and the consideration provided in this Agreement has been calculated to reflect such allocation of risk.

9.   CONFIDENTIALITY
9.6 Disclosure of and access to the portions, if any, of the Software marked as confidential or as a trade secret ("Confidential Software") shall be permitted to Licensee's employees on a need-to-know basis provided that Licensee ensures that all such parties are prohibited from any unauthorized use or copying of any such Confidential Software.
9.7 Licensee shall take any and all reasonable actions necessary or desirable to ensure continued confidentiality and protection of any Confidential Software as required hereunder, and to prevent unauthorized access thereto or use thereof by any entity.
9.8 Licensee shall notify Macola promptly and in writing of the existence of and circumstances surrounding any unauthorized knowledge, possession, or use of the Software by any entity.
9.9 Macola is hereby authorized to make reasonable inquiries concerning Licensee's compliance with paragraphs 9.1 through 9.3 above.
9.10 Since unauthorized use or transfer of the Software may diminish substantially the value to Macola of the copyright, proprietary rights and/or trade secrets interests that are subject of this Licensee, if Licensee breaches any of its obligations with respect to limited use or confidentiality of the Software, Macola shall be entitled to equitable relief to protect its interest therein, including, but not limited to injunctive relief as well as money damages.

10   TERMINATION
10.7 This Agreement shall be in effect from the date of the Master Licensing Agreement this Agreement is first accepted by Macola executed by the parties (the "Effective Date") and shall be valid until terminated as provided below, or until termination of the Master License, a point in time twenty (20) years hence, whichever comes first.
10.8 Licensee may terminate this Agreement at any time by written notice thereof to Macola.
10.9 Macola may terminate this Agreement, effective upon written notice thereof to Licensee in the event that:
g) Licensee fails to observe any of its obligations under this Agreement with respect to registering End Users; or
h) Licensee neglects or fails to perform or observe any other material term or obligation set forth in this Agreement; or
i) Licensee neglects or fails to perform or observe any material provision of the Macola Policies and Guidelines; or
j) Licensee fails to achieve 100% of its applicable annual performance level quota established by Macola consistent with the Macola Policies and Guidelines and provided to Licensee in advance of the measurement period; or
k) Licensee becomes insolvent or voluntarily bankrupt, or if an involuntary petition in bankruptcy is not dismissed within ninety (90) calendar days of filing, or if a receiver, assigned or other liquidating officer if appointed for all or substantially all of the business of Licensee or if Licensee makes an assignment for the benefit of creditors; or

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1)   If a outstanding balance for moneys due with Macola exists for any period of more than 120 days.
10.10     Upon termination of this License for any reason whatsoever, then:
c) Licensee shall immediately discontinue all marketing, distribution, use and installation of the Licensed Software; and
d) within ten (10) calendar days of termination, Licensee shall certify in writing to Macola that Licensee has returned all copies of the Software in its possession or control, including any parts thereof which have been modified, merged or included with other software.
10.11 Notwithstanding anything to the contrary in this Agreement, expiration or termination of this Agreement, however occurring, shall neither relieve Licensee of any accrued obligations to pay money to Macola nor entitle Licensee to any refund of amounts paid hereunder.
10.12 The provisions of paragraphs 2.3, 2.6, 6.4 and Sections 3, 8, 9, 10 and 11 hereof survive any termination of this Agreement.

11   GENERAL
11.12 Licensee may not assign or transfer (by operation of law or otherwise) all or any part of its rights or obligations under this Agreement without Macola's prior written consent other than as permitted under the Master Licensing Agreement. Further, any change in control of Licensee, as defined in 17 CFR (S)230.405 (or any successor provision), shall be deemed an attempt by Licensee to assign or transfer this Agreement. Macola may assign this Agreement by notice to Licensee.
11.13 Licensee may not assign, delegate, sub-contract or otherwise transfer this Agreement or any of its rights or obligations without Macola's prior approval. The rights granted by Macola to Licensee are personal to Licensee, and Licensee will not appoint any independent agent, representative, commissionaire, Licensee, reseller or other third person to promote or market the Licensed Software. Any attempt to do any of the foregoing without Macola's approval will be void.
11.14 In no event shall Licensee's rights or obligations hereunder be assigned or assignable by operation of law or by bankruptcy proceedings; and in no event shall this License or any rights or privileges hereunder be an asset of Licensee under bankruptcy, insolvency, or reorganization proceedings.
11.15 Nothing contained in this Agreement shall be construed as creating a joint venture, partnership, or employment relationship between Macola and Licensee, or as authorizing Licensee to act as Macola's agent or representative.
11.16 All notices required to be given under this Agreement shall be given in writing and shall be deemed to have been given when (i) delivered by hand, (ii) mailed by prepaid registered or certified mail, return receipt requested, (iii) sent by facsimile device, with a copy sent at the same time by registered or certified mail, or (iv) sent by commercial courier with written verification of the receipt to each party at its addresses set forth herein or at such other address as either party may designate to the other by notice as required hereby.
11.17 If any party is required to engage in any proceedings, legal or otherwise, to enforce its rights under this Agreement, the prevailing party shall be entitled to recover from the party(ies) in default, in addition to any other sums due, the reasonable attorney fees. costs and necessary disbursements involved in said proceedings.
11.18 THIS AGREEMENT AND ALL ORDERS HEREUNDER SHALL BE DEEMED TO HAVE BEEN EXECUTED AND PERFORMED IN AND SHALL BE GOVERNED BY, CONSTRUED, INTERPRETED, AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LOCAL LAWS OF THE STATE OF OHIO. MACOLA AND LICENSEE HEREBY CONSENT AND AGREE THAT JURISDICTION AND

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

    VENUE FOR ANY CLAIM OR CAUSE OF ACTION ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY ORDER SHALL BE PROPERLY AND EXCLUSIVELY IN THE STATE OR FEDERAL COURTS FOR MARION COUNTY, OHIO, AND EXPRESSLY WAIVE ANY AND ALL RIGHTS WHICH THEY MAY HAVE OR WHICH MAY HEREAFTER ARISE TO CONTEST THE PROPRIETY OF SUCH CHOICE OF JURISDICTION AND VENUE.
11.19 Should any of the provisions of this Agreement be found to be invalid by any court of competent jurisdiction, the remainder of this Agreement shall nonetheless remain in full force and effect.
11.20 No modification, addition to or waiver of any rights, obligation or default shall be effective unless in writing and signed by the party against whom such is sought to be enforced. One or more waivers of any rights, obligation or default shall not be construed as a waiver of any subsequent rights, obligation or default.
11.21 Licensee will indemnify Macola against any damage, loss, liability or expense (including lawyers' fees) that Macola may incur (i) with respect to any negligent act or omission by, or willful misconduct of, Licensee's employees or agents or (ii) as a result of (a) any modification or amendment of the prescribed terms of an End User license agreement that Macola did not specifically approve, (b) any warranty, condition, representation, indemnity or guarantee granted by Licensee or provided by law in addition to or in lieu of the warranties expressly granted by Macola to the End User in Macola's Sublicense Agreement or "Burst Pack" License Agreement, (a) any omission or inaccuracy in Licensee's advertisements and promotional materials that relate to the Software, or (d) any modification of or addition to the Software not provided or approved by Macola. This paragraph will not be construed to limit or exclude any other claims or remedies which Macola may assert under this Agreement or by law.
11.22 Once this Agreement is executed, all previous agreements between the parties shall be inadmissible to explain, modify, or contradict this Agreement. This Agreement replaces and supersedes all prior agreements between the parties in respect of the marketing, distribution, installation, use, and modification and sublicensing of the Software, including but not limited to all Macola Software in both source code and object code forms. This Agreement is part of the Master Licensing Agreement.

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LICENSEE ACKNOWLEDGES THAT IT HAS READ ALL PAGES OF THIS AGREEMENT, UNDERSTANDS
IT AND AGREES TO BE BOUND BY ITS TERMS AND FURTHER AGREES THAT IT IS THE COMPLETE AND EXCLUSIVE STATEMENTS OF THE AGREEMENT BETWEEN THE PARTIES, AND THAT IT SUPERSEDES ALL PROPOSALS, ORAL, OR WRITTEN AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

IN WITNESS WHEREOF, Licensee and Macola have caused this Agreement to be executed by their duly authorized and empowered officers or representatives as of the dates set forth below.

ACCEPTED BY:

INSYNQ, INC.                                      MACOLA, INC
Print Licensee Full Legal Name



/s/ Donald L. Manzano                             /s/ Dale G. Haddad
----------------------------------                ------------------------------
Authorized Signature                              Authorized Signature


Donald L. Manzano, President & COO                Dale G. Haddad
----------------------------------                ------------------------------
Print Name and Title                              Print Name and Title


5/19/00                                           CFO 2/19/00
----------------------------------                ------------------------------
Date                                              Date

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